As filed with the Securities and Exchange Commission on April 19, 2002

Registration No. 33-4711

SECURITIES AND EXCHANGE COMMISSION
POST-EFFECTIVE AMENDMENT NO. 16 TO THE
REGISTRATION STATEMENT ON FORM S-1 UNDER THE SECURITIES ACT OF 1933

(WITH S-3 INFORMATION ABOUT LINCOLN NATIONAL CORPORATION)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana
(State of Incorporation)

35-1140070
(IRS Employer Identification No.)

Centre Square West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102
(215) 448-1400
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing
Plan
(Exact name of registrant as specified in its charter)

Indiana
(State of Incorporation)

35-0472300
(IRS Employer Identification No.)

1300 South Clinton Street
Fort Wayne, IN 46802
(219) 455-2000
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Dennis L. Schoff
Centre Square West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102
(215) 448-1409
(Name, address, including zip code and telephone number, including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus contained in this Registration Statement will also be used in connection with the securities registered pursuant to Registration Statements Nos. 2-91708 and 2-83029.

GENERAL INFORMATION
SUMMARY OF THE PLAN
PURPOSE
ELIGIBILITY AND PARTICIPATION
PARTICIPANT CONTRIBUTIONS
ROLLOVER CONTRIBUTIONS
SUSPENSION OF PARTICIPANT CONTRIBUTIONS
COMPANY CONTRIBUTIONS
LIMITATIONS ON CONTRIBUTIONS
INVESTMENT OF CONTRIBUTIONS
COMPARATIVE PERFORMANCE OF INVESTMENT FUNDS
RISK FACTORS
VALUATION OF INVESTMENTS
EXPENSES OF THE PLAN
VESTING
ACCOUNTS
WITHDRAWALS
LUMP SUM DISTRIBUTIONS
VESTED AMOUNTS
DEATH, DISABILITY, RETIREMENT OR TERMINATION, OF SERVICE
DISTRIBUTION AT RETIREMENT
DISTRIBUTION AT DISABILITY
DISTRIBUTION AT DEATH
DISTRIBUTION AT TERMINATION
PERIODIC PAYMENTS OF DISTRIBUTIONS
AT RETIREMENT
AT DISABILITY
AT DEATH
FRACTIONAL SHARES
COMPANY CONTRIBUTION ACCOUNT
AUTOMATIC CREDITING OF ACCOUNT BALANCES
WITHDRAWALS FROM THE COMPANY CONTRIBUTION ACCOUNT
INVESTMENT OF CONTRIBUTIONS
BENEFICIARY DESIGNATION
ASSIGNMENT
AMENDMENT OR TERMINATION
ADMINISTRATION OF THE PLAN
TRUSTEE
PLAN ADMINISTRATOR
MEMBERS OF THE LINCOLN NATIONAL CORPORATION BENEFITS COMMITTEE
VOTING OF SHARES
FEDERAL INCOME TAX CONSEQUENCES
TAX AND WITHHOLDING
PARTICIPANTS’ RIGHTS UNDER ERISA
PARTICIPATION INTERESTS ARE SECURITIES
FINANCIAL STATEMENTS
LINCOLN NATIONAL CORPORATION COMMON STOCK
DIVIDEND RIGHTS
VOTING RIGHTS
LIQUIDATION RIGHTS
PRE-EMPTIVE RIGHTS
ASSESSMENT
MODIFICATION OF RIGHTS
OTHER PROVISIONS
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS
EXPERTS
LEGAL OPINION
INCORPORATION OF ADDITIONAL DOCUMENTS BY REFERENCE
Report of Independent Auditors
Statements of Net Assets Available for Plan Benefits
Statements of Changes in Net Assets Available for Plan Benefits
Notes to Financial Statements
1. SIGNIFICANT ACCOUNTING POLICIES
2. DESCRIPTION OF THE PLAN
3. INVESTMENTS
4. INVESTMENT OPTIONS
5. INCOME TAX STATUS
6. TAX IMPLICATIONS TO PARTICIPANTS
7. TRANSACTIONS WITH PARTIES-IN-INTEREST
8. CONCENTRATIONS OF CREDIT RISKS
FORM S-1
PART II
Item 13. Other Expenses of Issuance and Distribution
Item 14. Indemnification of Directors and Officers
Item 15. Recent Sales of Unregistered Securities
Item 16. Exhibits and Financial Statement Schedules
Item 17. Undertakings
Form S-3
PART II
Item 14. Other Expenses of Issuance and Distribution
Item 15. Indemnification of Directors and Officers
Item 16. Exhibits
Item 17. Undertakings
SIGNATURES-REGISTRANT
POWER OF ATTORNEY
SIGNATURES-REGISTRANT
SIGNATURES-PLAN
INDEX TO EXHIBITS
Consent of Ernst & Young LLP

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY AGENTS’
SAVINGS AND PROFIT-SHARING PLAN
POST-EFFECTIVE AMENDMENT NO. 16

Cross Reference Sheet

Location in Prospectus of Information Required by Items of Form S-1 Pursuant to Item 501(b) of Regulation S-K.

	Item of Form S-1	Location in Prospectus

Item 1	Forepart of the Registration Statement and Outside Front Page of Prospectus	Forepart of the Registration Statement and Front Cover Page of Prospectus

Item 2	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front Cover Page of Prospectus

Item 3	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	General Information

Item 4	Use of Proceeds	Summary of the Plan—Investment Contributions

Item 5	Determination of Offering Price	Not Applicable

Item 6	Dilution	Not Applicable

Item 7	Selling Security Holders	Not Applicable

Item 8	Plan of Distribution	Summary of the Plan—Sale of Stock to the Trustee

Item 9	Description of Securities to be Registered	Summary of the Plan

Item 10	Interests of Named Experts and Counsel	Not Applicable

Item 11	Information with Respect to the Registrant	Summary of the Plan

Item 12	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification of Officers, Directors, Employees and Agents

Cross Reference Sheet

Location in Prospectus of Information Required by Items of Form S-3 Pursuant to Item 501(b) of Regulation S-K.

	Item of Form S-3	Location in Prospectus

Item 1	Forepart of the Registration Statement and Front Cover Page of Prospectus	Forepart of the Registration Statement and Front Cover Page of Prospectus

Item 2	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

Item 3	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	General Information

Item 4	Use of Proceeds	Not Applicable

Item 5	Determination of Offering Price	Not Applicable

Item 6	Dilution	Not Applicable

Item 7	Selling Security Holders	Not Applicable

Item 8	Plan of Distribution	Summary of the Plan—Sale of Stock to the Trustee

Item 9	Description of Securities to be Registered	Lincoln National Corporation Common Stock

Item 10	Interests of Named Experts and Counsel	Not Applicable

Item 11	Material Changes	Not Applicable

Item 12	Incorporation of Certain Information by Reference	Incorporation of Additional Documents by Reference

Item 13	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification of Officers, Directors, Employees and Agents

The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, Indiana 46802-3506
(260) 455-2000

Agents’ Savings and Profit-Sharing Plan Prospectus

Offering

Lincoln National Corporation Common Stock

This prospectus relates to 20,000,000 interests in The Lincoln National Life Insurance Company Agents Savings and Profit-Sharing Plan (the “Plan”) registered by the initial Registration Statement on April 30, 1986. It also relates to 3,200,000 shares of common stock of Lincoln National Corporation, offered and sold to eligible agents and certain employees of The Lincoln National Life Insurance Company and its affiliates who participate in the plan. A previous registration is still in effect with respect to the shares of common stock.

The Securities and Exchange Commission has not approved or disapproved these securities nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Each investment fund available to participants has its own investment goal and strategies for reaching that goal. The investment managers invest fund assets in a way they believe will help a fund achieve its goal. Investing in each fund involves risk, including possible loss of principal, and there is no guarantee that a fund will achieve its goal. An investment manager’s judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions, or company performance, and these judgments may affect the return on a participant’s investment. An investment in any of these funds are not bank deposits, are not endorsed, insured, or guaranteed by the Federal Deposit Insurance Corporation (FDIC), any government agency, or bank.

No person is authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Lincoln National Corporation or the plan. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to or from any person to whom it is unlawful to make or solicit such offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has or has not been any change in the information contained herein since the date hereof.

The date of this Prospectus is April    , 2002.

Lincoln National Corporation is subject to the informational requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Participants may inspect and copy such reports, proxy statements, and other information at the Securities and Exchange Commission’s Public Reference Room: 450 Fifth Street, NW, Room 1024, Washington, D.C.; and at two of its regional offices located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and the Federal Building, 75 Park Place, Room 1228, New York, New York 10007. By mailing a request to the Public Reference Branch, Securities and Exchange Commission, Washington, D.C. 20549, participants may obtain copies of these materials, at prescribed rates. Participants may inspect such reports, proxy statements, and other information at the offices of the New York, Chicago, and Pacific Stock Exchanges. In addition, Lincoln National Corporation will provide, without charge, to each participant, upon written or oral request, a copy of all information incorporated by reference into this prospectus, excluding unincorporated exhibits, but not delivered with it. Please contact C. Suzanne Womack, Secretary, Lincoln National Corporation, Centre Square West Tower, 1500 Market Street, Suite 3900, Philadelphia, PA 19102, (215) 448-1413, with any such request.

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GENERAL INFORMATION

Our Board of Directors first adopted the plan on May 11, 1978, and the plan became effective January 1, 1979, for the benefit of our eligible participants and those of participating affiliates, sometimes referred to along with us in this prospectus as employers. However, as of the date of this prospectus, we are the only employer.

The plan enables eligible participants serving as independent contractors a convenient and systematic method of saving. Under the plan there are twenty-four investment funds, one of which is the LNC Stock Fund (see Investment of Contributions). Wells Fargo Bank Minnesota, N.A., Minneapolis, Minnesota, is the trustee of the plan (see Administration of the Plan - Trustee).

We are a subsidiary of Lincoln National Corporation. Their principal executive offices are located at Centre Square West Tower, 1500 Market Street, Suite 3900, Philadelphia, PA 19102. The telephone number is (215) 448-1400. They are an Indiana corporation and an insurance holding company that provides through their subsidiaries on a national basis life and health insurance and annuities, property-casualty insurance, and other financial services.

The major features of the plan, as amended, are described below. The statements contained in this prospectus concerning the plan are brief summaries and are qualified in their entirety by reference to the terms of the plan itself. Eligible participants and their beneficiaries may examine copies of the plan upon request to us at our principal executive offices.

SUMMARY OF THE PLAN

PURPOSE

The purpose of the plan is to encourage and assist eligible participants in adopting a regular savings and investment program and to help provide additional security for their retirement.

ELIGIBILITY AND PARTICIPATION

The plan covers agents who are independent contractors classified by an employer as a full-time life insurance salesperson under the Federal Insurance Contributions Act and operating under a contract directly with us. This definition does not include any person who is a party to a subsidy or an advance agreement with us.

Upon hire, an eligible person may become a participant in the plan by calling Wells Fargo’s Benefit Helpline voice response system or accessing the Wells Fargo website and using their assigned personal identification number. The participant designates their rate of pre-tax contributions (minimum 1%), the manner in which the trustee will invest their contributions (see Investment of Contributions), and a beneficiary to receive benefits under the plan in the event of the participant’s death. This enrollment also authorizes us to reduce a participant’s earnings for their contributions. Participation is effective the date the participant enrolls via the Benefits Helpline or the Wells Fargo website. Deductions begin with the first commission statement after we receive the participant’s enrollment data from Wells Fargo Bank and process it by payroll. The Wells Fargo website address is http://retirementplan.wellsfargo.com. The Benefits Helpline telephone number is (888) 245-9798.

Participation in the plan is voluntary and the employers make no recommendations as to whether any eligible agent or employee should or should not participate.

PARTICIPANT CONTRIBUTIONS

Participants may make pre-tax contributions, in whole multiples of 1%, at a rate of at least 1%, but not more than 15%, of their eligible earnings up to a maximum of $11,000, as adjusted periodically by the Internal Revenue Service. However, the percentage rate of pre-tax contributions for any highly compensated participant shall be within legal limits, currently 8%. The participant consents to this reduction of earnings by virtue of initiating the deferral transaction. A participant may change the rate of contributions on any payday.

ROLLOVER CONTRIBUTIONS

A person who is or may become a participant may, in accordance with procedures established by Lincoln National Corporation’s Benefits Committee, make a rollover contribution to the plan, in the form and manner required by the plan and Internal Revenue Code.

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SUSPENSION OF PARTICIPANT CONTRIBUTIONS

A participant may suspend contributions to the plan. A participant who suspends contributions may again begin contributing to the plan.

COMPANY CONTRIBUTIONS

The maximum amount Lincoln National Corporation may contribute each plan year is $1.50 for every $1.00 invested, up to 6% of eligible earnings.

The basic contribution of $.50 for every $1.00 invested is made each pay period.

Lincoln National Corporation may make a discretionary contribution of up to $1.00 for each plan year for every $1.00 invested, in addition to the basic contribution, up to 6% of eligible earnings each pay period. Lincoln National Corporation’s Board of Directors determines any discretionary contribution for each plan year based on their assessment of Lincoln National Corporation’s performance.

We will make any discretionary contribution in a lump sum following Lincoln National Corporation’s Board of Directors annual determination. To be eligible for this additional amount, the participant must have been in service, with us or one of our affiliates, as a full-time life insurance salesperson on the last day of the plan year for which the contribution is being made.

Participants who terminated due to death, disability, or retirement are deemed not to have terminated before the last day of the plan year for purposes of this discretionary contribution.

LIMITATIONS ON CONTRIBUTIONS

It may be necessary to amend the plan from time to time in order to establish and maintain its qualified status under the Internal Revenue Code. These amendments may cause prospective reductions to the participant and our contributions. We also reserve the right to amend or terminate the plan at any time, however, such termination will not affect already earned benefits. Currently, agents determined to be “highly compensated” as defined by the Internal Revenue Service are limited to a contribution maximum of less than 8% of eligible earnings or $11,000.

The plan along with other similar plans maintained by us, our affiliates, and Lincoln National Corporation, must meet specified nondiscrimination rules as established by the Internal Revenue Service. The Internal Revenue Service established these rules to assure that the plan does not favor higher paid participants. If it is determined that the plan, separately or, at our option, when combined with other plans maintained by Lincoln National Corporation and its subsidiaries) is not in compliance and does not meet the non-discrimination rules, adjustments may be necessary and may require that the plan administrator revoke or modify the participant’s election to make contributions.

If the foregoing limits are exceeded, then, first, in order to reduce the excess, the plan administrator will reduce the amount of our contributions for that year to the extent necessary to eliminate the excess. If additional adjustments are required, the plan administrator will then reduce the participant’s contributions for that year, to the extent necessary to eliminate the excess. Excess participant contributions will be refunded and our excess contributions will be held in a suspense account to reduce the amount of our contributions under the plan due thereafter, or, if the plan is terminated, the excess amount will be allocated pro rata to the other participants participating in the plan as of the date of plan termination.

Notwithstanding the foregoing, during any calendar year, the sum of the participant’s pre-tax contributions and our contributions may not exceed 100% of the participant’s earnings or $40,000. In addition, the maximum amount of compensation to be taken into account in determining benefits under the plan may not exceed $200,000 for 2002, and the participant’s pre-tax contributions may not exceed $11,000 for calendar year 2002. The figures for calendar year 2003 and thereafter, may also change, depending upon certain cost-of-living adjustments.

INVESTMENT OF CONTRIBUTIONS

Below is a pyramid developed to help you better understand the risks and opportunities of your options in the plan. The risk factor is based on the objectives and policies of each fund currently available in the plan. The options providing the lowest risk of principal are at the lowest level. As you move up the pyramid, there is greater return potential, but also greater risk. Based on its investment focus and portfolio composition, each investment option, where applicable, has been assigned to a specific box. A fund’s portfolio may not always reflect the characteristics of its category box, but showing how the plan investment options generally invest may help you determine which options best fit your goals.

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The trustee will hold in trust all participant contributions under the plan and will invest all pre-tax basic company contributions and rollover contributions, if any, and earnings thereon in one or more of the following funds at the direction of the participant:

LNC Common Stock Fund invests, exclusively, in shares of common stock of Lincoln National Corporation. Because this fund invests in the stock of a single issuer, it is not diversified and therefore is a riskier investment than a fund that invests in a diversified pool of stocks of companies with similar characteristics as this fund. The fund manager is Wells Fargo Bank. On April 15, 2002, the LNC Common Stock Fund will convert to an Employee Stock Ownership Plan. This plan provides participants with the option to receive their LNC Common Stock Fund dividends in cash or to reinvest them in LNC Common Stock. This change is beneficial to participants and us — you benefit by having choice and access to cash, while we benefit by being able to take a tax deduction on the dividend amount.

You should also be aware that choosing to receive your dividends in cash will result in a lower account value upon retirement, due to less assets in the plan and diminished ability to leverage the power of pre-tax compounding of earnings.

Participants have the option of receiving quarterly dividends on the LNC Common Stock Fund in cash, effective with the dividend declared for first quarter, 2002 and every quarter thereafter. Dividends received in cash are taxable income. Participants that elect to receive dividends in cash, must receive 100% of their dividends. You may change your election as often as you wish, but only your last election on file prior to the deadline for the applicable quarter is valid.

If you currently invest in the LNC Common Stock Fund, and would like to receive future dividends in cash, you can change your dividend payment option by visiting the Wells Fargo Web site at: RetirementPlan.WellsFargo.com, and selecting View or Change Investments, then Future Contributions. The dividend payment election link will appear on the following page. You may also change your dividend election by calling HRDirect at 877-906-6400, option 1. Changes made by 3 pm Central Standard Time on last business day before dividends are paid, will be applied to the dividends payable on February 1, May 1, August 1, and November 1.

The dividend payment option for all participants who invest in the LNC Common Stock Fund is currently set to reinvest in additional shares of company stock, so no action is required if you wish to continue to defer taxes and increase your ownership in the company through dividend reinvestment. If you do not invest in the LNC Common Stock Fund, the dividend payment election does not apply to you.

If you choose to receive future LNC Common Stock Fund dividends in cash, please note that only dividends from your vested LNC stock can be distributed in cash. Cash dividends are considered taxable income, but they are not subject to the 10% excise penalty that normally is applied to a withdrawal. They will be paid to you by Wells Fargo via check, and you will receive a Form 1099DIV at year-end, to be reported with your W-2 information.

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Stability of Principal Funds

This category consists of conservative investment options seeking to hold the principal value of an investment so that it is stable or close to stable through all market conditions. These options may credit a stated rate of return or minimum periodic interest rate that may vary. Dividend rates and income levels fluctuate with market conditions and are not guaranteed:

Guaranteed Fund invests primarily in contracts that guarantee a rate of interest and principal. This fund is considered a safe investment because of the guarantee of the principal investment, as well as a minimum interest guarantee. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as those of this fund. The fund manager is Delaware Lincoln Investment Advisers.

Short Term (SA#14) invests primarily, either directly or indirectly, in high quality money market securities with short maturities of government agencies and private corporations. This is considered a low risk investment. However, the fund will generally produce lower returns than both bonds and stocks. The Trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as those of this fund. The fund manager is Delaware Lincoln Investment Advisers.

Income Funds

This category consists of funds that seek income or growth of income by investing primarily in income-producing securities such as corporate bonds, mortgages, government bonds, foreign bonds, convertible bonds and preferred stock. This investment objective tends to be suitable for the moderately conservative investor. These funds generally have a lower potential for capital growth and lower risk than growth-oriented funds:

Government/Corporate Bond (SA#12) invests primarily, either directly or indirectly, in corporate and U.S. government bonds, and mortgage-backed corporate bonds structured to minimize interest rate risk and maximize performance potential. This is a moderate risk fund, with less risk than the High Yield Bond Fund because it invests mostly in higher-quality bonds. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisors.

High Yield Bond Fund (SA#20) primarily, either directly or indirectly, invests in below-investment-grade bonds with a rating of Baa3 by Moody’s or BBB by Standard & Poor’s. This is a high-risk fund. There is greater risk in investing in this fund than in the Government/Corporate Bond Fund because this fund invests in lower-quality bonds, commonly known as junk bonds, and there is a higher chance that the issuer will not be able to repay the promised interest or principal. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

Growth and Income Funds

This category consists of funds that seek to “balance” growth of principal and current income by investing in stocks with potentially high dividends or a combination of stocks, bonds and money market instruments. Such funds tend to be suitable for those who are comfortable assuming a moderate amount of risk. Managers allocate portfolio assets based on their determination of which investments offer the greatest return potential with the lowest risk. Some funds have fixed allocations and others allow managers full discretion:

Aggressive Balanced Fund (SA#32) primarily, either directly or indirectly, invests in three different asset classes: stocks, bonds, and money market instruments. The fund manager adjusts the asset mix as changing market and economic conditions warrant, with an emphasis on equity securities. It is riskier than a pure bond account but less risky than a conservative stock account. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

Balanced Fund (SA#21) primarily, either directly or indirectly, invests in three different assets classes: stocks, bonds, and money market instruments. Because the fund contains a variety of investments, it has a correspondingly variety of risk characteristics across those securities. A variety of risk characteristics means that balanced accounts can have less volatility over time than a fund that invests in only one type of security. This fund is riskier than a pure bond account but less risky than a conservative stock account. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

Conservative Balanced Fund (SA#30) primarily, either directly or indirectly, invests in three different asset classes: stocks, bonds, and money market instruments. The fund manager adjusts the asset mix as changing market and economic conditions warrant, with an emphasis on fixed income securities. It is riskier than a pure bond account but less risky than a conservative stock account. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

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Core Equity Fund (SA#11) primarily, directly or indirectly, invests in the common stock of well-established companies with both growth and value characteristics and broadly diversifies them to control risk. This is a conservative equity fund and has lower risk than investments in the more aggressive equity funds. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Goldman Sachs Asset Management.

Delaware Growth and Income Fund (formerly, the Growth and Income Fund) (SA#61) primarily, either directly or indirectly, invests in equity securities of companies that have higher dividend yields than the Standard & Poor’s 500 Index. It is a conservative equity account and not as risky as holdings in aggressive equity accounts. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

Deutsche VIT Equity 500 Index Fund (formerly, the Equity 500 Index Fund) (SA#27) seeks to replicate as closely as possible, before expenses, the total return of the Standard & Poor’s 500 Composite Stock Price Index, an index emphasizing large capitalization stocks. It is a conservative equity account, but less volatile than an aggressive equity fund. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Bankers Trust.

Value Equity Fund (SA#28) primarily, directly or indirectly, invests in large capitalization stocks of conservative companies that are leaders in their industries. This is a conservative stock account. Therefore, investments in this account are not as risky as investments in aggressive equity accounts because the account invests in stocks of large, well-known companies that are bought at low prices but which have strong earning power. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Wells Capital Management.

Growth Funds

This category consists of funds that invest for growth. Such funds tend to be suitable for the moderately aggressive investor. Because they invest in larger, more established/developed companies and/or countries, growth funds generally tend to have lower risk and return than more aggressive stock funds:

Fidelity VIP Contrafund Fund (formerly, the VIP II Contrafund Fund) (SA#35) primarily, either directly or indirectly, invests in common stock and securities convertible into common stock of companies whose value is not fully recognized by the market. Because this strategy can lead to investments in small and medium-sized companies, it is riskier than investments in larger companies. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Fidelity Management & Research Co.

Fidelity VIP Overseas Fund (SA#59) invests, either directly or indirectly, in foreign securities through analysis of each issuer’s financial condition and industry position and market and economic conditions to select investments. This fund is an aggressive equity account which is a high-risk investment due to changes in the exchange rates between U.S. dollars and foreign currencies and other variables associated with international investing. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Fidelity Management & Research Co.

International Equity Fund (SA#22) primarily, either directly or indirectly, invests in stocks of non-United States companies. This fund is an aggressive equity account which is a high-risk investment in non-U.S. stocks involving the same type of risk as in domestic aggressive equity stocks but bears an additional risk factor because of changes in the exchange rates between U.S. dollars and foreign currencies and other variables associated with international investing. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware International Advisers, Ltd.

Janus Aspen Series Growth Fund (SA#70) invests, either directly or indirectly, in common stocks selected for their growth potential primarily from large established companies. The additional risk over that associated with other common stock funds may result in greater returns. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Janus Capital Corporation.

Janus Aspen Series Worldwide Growth Fund (formerly, Global Growth Fund) (SA#34) primarily, either directly or indirectly, invests in common stocks of foreign and domestic companies. It normally invests in issues from at least five different countries, including the United States. This account involves the same types of risks as securities of domestic aggressive equity stocks. International stocks have an additional risk factor because changes in the exchange rates between U.S. dollars and foreign currencies can also cause gains or losses. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Janus Capital Corporation.

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Large Capitalization Equity Fund (SA#23) primarily, either directly or indirectly, invests in high-risk common stocks which have the potential for a significant appreciation in value within 18 months from the date of purchase. The additional risk over that associated with other common stock funds may result in greater returns. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Delaware Lincoln Investment Advisers.

Neuberger Berman AMT Regency Fund (formerly Mid-Cap Value Fund) (SA#38) primarily, either directly or indirectly, invests in common stocks of established mid-to-large capitalization companies. It seeks growth of capital with reasonable risk. It involves greater risk than large-cap stocks. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Neuberger Berman Management Inc.

Social Awareness Fund (SA#33) primarily, either directly or indirectly, invests in common stocks of established growing and profitable companies committed to human needs. It is a conservative equity account and not as risky as the more aggressive stock investment options. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Vantage Investment Advisors.

Aggressive Growth Funds

This category consists of funds that seek capital appreciation by investing in stocks of small and medium-sized companies within the United States or emerging market countries. Generally, these companies and/or countries are striving to be leaders in developing new products or markets and have above average earnings growth potential. Because these companies and/or countries face greater business risk, investments in these funds generally exhibit much higher risk and return potential than other domestic equity funds or developed international/global funds.

Deutsche VIT Small Cap Index Fund (formerly, the Small Cap Index Fund) (SA#36) which seeks to replicate as closely as possible the total return, before expenses, of the Russell 2000 Small Stock Index, an index of 2,000 small capitalization U.S. common stocks. This account is riskier than investments in large or mid-size companies. The trustee currently holds a group annuity contract we issued, which is the primary asset of this fund. The fund manager is Bankers Trust Company.

Medium Capitalization Equity Fund (SA#17) primarily, either directly or indirectly, invests in the stock of new, rapid growth companies. This is a high risk aggressive equity fund and is riskier than investments in large, established companies, because the stock of medium-size companies may not be as well known and may experience more sudden fluctuations. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The current description of that segregated account identifies it as a high-risk, aggressive common stock fund. The fund manager is Putnam Investment Advisors, Inc.

Neuberger Berman Mid Cap Growth Fund (formerly, the Mid-Cap Growth Fund) (SA#37) primarily, either directly or indirectly, invests in common stocks of mid-cap companies. Up to 10% of assets may be invested in below investment grade corporate debt securities, and up to 20% may be invested in securities of companies organized and doing business principally outside of the United States. The trustee currently holds a group annuity contract we issued, which provides for contributions to one of our segregated investment accounts with the same investment objectives as this fund. The fund manager is Neuberger Berman Management Inc.

Small Capitalization Equity Fund (SA#24) Depending on their investment needs and objectives, participants may contribute or diversify the investment of deposits in the funds listed above. Any direction by a participant for the investment of deposits will be deemed a continuing direction until changed by the participant. The trustee will invest a participant’s deposits in the Short Term Fund if no investment direction is in effect. The basic company contribution will automatically be invested in the same funds chosen by the participant for their pre-tax contributions. All of our discretionary contributions declared and earnings thereon, when made, will be invested in the LNC Common Stock Fund.

Depending on their investment needs and objectives, a participant may concentrate or diversify the investment of deposits in the funds listed above. Any direction by a participant for the investment of deposits will be deemed a continuing direction until changed by the participant. The trustee will invest a participant’s deposits in the Short Term Fund if no investment direction is in effect. The basic company contribution will automatically be invested in the same funds chosen by the participant for their pre-tax contributions. All discretionary company contributions declared, and earnings thereon, when made will be invested by the trustee in the LNC Common Stock Fund.

Distributions will generally be in cash or, in the case of the LNC Common Stock Fund, the participant may elect either distribution in shares or in cash. The named fiduciary reserves the right to direct the Trustee to make distributions of assets of the trust in kind (see Distributions).

A participant may terminate their election to invest in a particular fund or change investment selection for their future deposits. In addition, a Participant may transfer part or all of the current fund balances, including non matured company contributions at any time to another fund or funds, subject to any limitations imposed by a particular fund. Non matured company contributions are contribution that have been in

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the Plan for at least 24 months or longer after the last contribution for the plan year was made. Any such terminations, changes, or transfers permitted by this paragraph will be effective the date the transaction is done via the Benefits Helpline. In the event market conditions restrict the ability of the trustee to comply with transfer requests, transfer amounts will be pro-rated per each participant making a transfer request. This will be based on the total value of the amounts being requested for transfer.

The trustee will invest amounts contributed to the plan as soon as reasonably possible after receipt, and in accordance with the participant’s directions and the provisions of the plan. Assets acquired under the plan are purchased primarily in the open market. In addition to purchasing common stock of Lincoln National Corporation on the open market, the trustee may from time to time purchase authorized and unissued shares directly from Lincoln National Corporation, or purchase outstanding shares directly from its shareholders. Under the terms of the plan, certain fees, commissions, and other expenses are charged to the plan.

COMPARATIVE PERFORMANCE OF INVESTMENT FUNDS

The election of investment funds is the sole responsibility of the participant. The following table sets forth the annualized yield earned on investments in the investment funds in the plan; assuming the reinvestment of dividends and interest, respectively. The yield information given here is measured by overall performance of each Fund as if the investments were held for the entire Plan year. All rates of return represent past performance and is not necessarily indicative of future performance. Investment return and principal value will fluctuate and may be worth more or less than the original cost. This table has been prepared to assist you in making your investment designations under the plan. However, the value of this information is limited, and you should consult a qualified investment adviser before making your designations. Investment management fees and contract fees have not been deducted. If these changes were included, the performance would be reduced. All rates are time-weighted and include reinvestment of income. These performance figures reflect the historical performance of the funds prior to, and since, the inception date into this product.

Investment Fund	Annualized Returns as of December 31, 2001

	1 Year	3 Years	5 Years	10 Years	Since Inception

LNC Common Stock	5.4%	6.6%	6.8%	8.7%	19.55%

Guaranteed	6.0%	2.3%	1.5%	39.2%	4.09%

Short Term	4.5%	5.5%	5.6%	5.1%	6.9%

Government/Corporate Bond	9.7%	6.0%	7.5%	7.5%	10.5%

High Yield Bond[23]	(1.4%)	1.1%	4.4%	7.9%	8.3%

Conservative Balanced[3]	3.8%	4.5%	7.4%	N/A	8.3%

Balanced	(4.7%)	2.8%	8.6%	9.3%	11.0%

Aggressive Balanced[4]	(7.0%)	1.6%	7.8%	N/A	10.0%

Delaware Growth and Income[5,14]	(6.4%)	(1.4%)	6.9%	N/A	8.2%

Value Equity[6]	(4.8%)	(4.3%)	6.3%	N/A	9.7%

Core Equity	(11.3%)	(1.2%)	8.8%	11.4%	13.8%

Deutsche VIT Equity 500 Index[7,14]	(12.2%)	(1.3%)	N/A	N/A	5.6%

Fidelity VIP Contrafund[8,14]	(12.3%)	0.1%	10.1%	N/A	15.5%

Fidelity VIP Overseas[14,15]	(21.1%)	(3.3%)	2.5%	5.6%	5.9%

Neuberger Berman AMT Regency[9,14]	N/A	N/A	N/A	N/A	(0.1%)

Social Awareness[14,16]	(9.5%)	(1.4%)	9.5%	13.2%	14.3%

Large Capitalization Equity[14]	(21.1%)	(2.4%)	10.4%	11.4%	15.2%

International Equity[14,15]	(9.2%)	2.0%	3.1%	7.7%	11.9%

Janus Aspen Series Growth[10,14]	(24.8%)	(2.9%)	8.7%	N/A	11.5%

Janus Aspen Series Worldwide Growth[11,15]	(22.4%)	2.5%	11.1%	N/A	15.7%

Neuberger Berman Mid-Cap Growth[12,14]	(24.6%)	2.4%	N/A	N/A	14.4%

Medium Capitalization Equity	(32.8%)	(1.4%)	5.6%	9.6%	13.5%

Deutsche VIT Small Cap Index[13,14,17]	2.1%	5.6%	N/A	N/A	4.4%

Small Capitalization Equity[14,17]	(16.1%)	10.9%	14.8%	12.4%	13.4%

[1] An investment in the Short Term Fund is not insured or guaranteed by the FDIC or any other government agency. Although the
Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

[2] High yield bonds experience higher volatility and increased credit risk when compared to other fixed income investments.

[3] The Conservative Balanced Fund commenced operations on August 1, 1994.

[4] The Aggressive Balanced Fund commenced operations on August 1, 1994.

[5] The Delaware Growth and Income Fund commenced operations on June 4, 1996.

[6] The Value Equity Fund commenced operations on August 2, 1993.

[7] The Deutsche VIT Equity 500 Index Fund commenced operations on October 1, 1997

[8] The Fidelity VIP Contrafund Fund commenced operations on January 3, 1995.

[9] The Neuberger Berman AMT Regency Fund commenced operations on August 22, 2001.

[10] The Janus Aspen Series Growth Fund commenced operations on September 13, 1993.

[11] The Janus Aspen Series Worldwide Growth Fund commenced operations on September 13, 1993.

[12] The Neuberger Berman Mid-Cap Growth Fund commenced operations on November 3, 1997.

[13] The Deutsche VIT Small Cap Index Fund commenced operations on August 25, 1997.

[14] The operating expense associated with the underlying fund has been deducted from the rates of return.

[15] The risks associated with investing on a worldwide basis include differences in regulation of financial data and reporting, currency exchange differences, as well as economic and political systems that may be different from those in the United States.

[16] Because this fund avoids investing in companies that don’t meet socially responsible criteria, its exposure to certain industry sectors may be greater or less than similar funds or market indexes.

[17] Small-cap stocks may be subject to a higher degree of risk than more established companies’ securities. The illiquidity of the small-cap market may adversely affect the value of these investments so that shares, when redeemed, may be worth more or less than their original cost.

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RISK FACTORS

Because of fluctuations in the stock market which are generally inherent in common stock investing, investment in equity (stock) funds is generally more risky than investment in bond funds or the Short Term or Guaranteed Funds.

INVESTING IN FOREIGN SECURITIES. Investments in foreign securities involve risks that are different in some respects from investments in securities of U.S. issuers, such as the risk of fluctuations in the value of the currencies in which they are denominated; the risk of adverse political and economic developments; and with respect to certain countries, the possibility of expropriation, nationalization, or confiscatory taxation, or of limitations on the removal of funds or other assets of the particular fund in question. Securities of such foreign countries are less liquid and more volatile than securities of comparable domestic companies.

There may be less publicly available information about foreign issuers than domestic issuers, and foreign issuers generally are not subject to the uniform accounting, auditing and financial reporting standards, practices and requirements applicable to domestic issuers. Delays may be encountered in settling securities transactions in certain foreign markets, and the fund in question will incur costs in converting foreign currencies into U.S. dollars. Custody charges are generally higher for foreign securities. Special currency-hedging strategies may also be necessary as the relationship of the foreign issuers’ currency to the U.S. dollar changes.

HIGH-YIELD/HIGH RISK BONDS. Lower-rated bonds involve a higher degree of credit risk (the risk that the issuer will not make interest or principal payments when due). In case of an unanticipated default, the fund in question would experience a reduction in its income, and could expect a decline in the market value of the securities so affected. During an economic downturn or substantial period of rising interest rates, highly-leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing.

The market prices for lower-grade securities are generally less sensitive to interest rate changes than are the prices for higher-rated investments, but they are more sensitive to adverse economic or political changes or, in the case of corporate issuers, to individual corporate developments. Periods of economic or political uncertainty and change can be expected to result in volatility of prices of these securities. Since the last major economic recession, there has been a substantial increase in the use of high-yield debt securities to fund highly leveraged corporate acquisitions and restructurings, so past experience with high-yield securities in a prolonged economic downturn may not provide an accurate indication of future performance during such periods. Lower-rated securities may also have less liquid markets than higher-rated securities, and their liquidity as well as their value may be negatively affected by adverse economic conditions. Adverse publicity and investor perceptions, as well as new or proposed laws, may also have a negative impact on the market for high-yield/high-risk bonds. Finally, unrated debt securities including sovereign debt of foreign governments may also be deemed high-risk securities by the fund in question.

VALUATION OF INVESTMENTS

Securities authorized for investment under the plan will be valued each day the New York Stock Exchange is open on the basis of:

•	the closing price on an exchange on which such securities are listed,

•	the average bid quotations for such securities,

•	quotations from other sources deemed by the Plan Administrator to be reliable as fairly reflecting the market price or redemption price of the securities,

•	the value as reported by an insurance company with respect to a segregated investment account in which the Plan invests, or

•	the average sale or purchase price of the securities when the trustee is required to sell or purchase securities on the open market to comply with the requests of participants.

The valuation date for loans, withdrawals and transfers is the date your request, via the Benefits Helpline, is received and confirmed, as long as you call prior to 3:00 p.m. Central Time on a business day (otherwise the next business day).

The valuation date for all other distributions will be no later than the second business day after receipt of the correctly completed distribution form.

The valuation date for new agent contributions, company contributions and loan repayments is the date on or following a payday on which these monies are received by the trustee for investment.

EXPENSES OF THE PLAN

Certain expenses relating to the plan are charged against the investments in the individual account. Auditing fees and trustee fees are charged to all the funds. Asset management fees are charged to each fund except the LNC Common Stock Fund and Guaranteed Fund. Expenses per participant vary, based on the investment fund selected. More specific information about these fees is available upon request.

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VESTING

A participant is fully vested in their pre-tax contributions under the plan at all times.

Our contributions vest based upon years of service:

Years of Service	Percent Vested

1	0%

2	50%

3 or more	100%

A “year of service” means any calendar year in which the participant is either a full-time life insurance salesperson in our service, or in the service of one of our affiliates on the last day of that plan year.

ACCOUNTS

The trustee will establish and maintain a separate account for each participant. A pre-tax contribution account will be created for each participating person to hold the portion of a participant’s interest in the plan that is attributable to their pre-tax contributions. An after-tax contribution account will also be maintained for each participant who had an interest in the plan attributable to their after-tax contributions before 1989. One of our contribution accounts will be created for each participating person to hold the portion of his interest in the plan which is attributable to our contributions made on that participant’s behalf, including one account for our contributions that have been in the plan for at least 24 months after the last contribution for the plan year was made, and a second account for our contributions in the plan less than 24 months after the last contribution for the plan year was made. A rollover account will be created to hold qualified rollover contributions, if any, accepted into the plan.

Shortly after the end of each plan year, the trustee will furnish each participant a current statement of their accounts in the plan. This statement will indicate the amount of investments purchased during the plan year with that participant’s contributions and our contributions, the amount, if any, of cash credits to that participant’s accounts and a statement of the assets currently being held by the trustee for that participant. Within nine months after the end of each plan year, the plan administrator will furnish each participating person a summary annual report. See Participants’ Rights under ERISA. Appropriate adjustments resulting from stock dividends, stock splits and similar changes will be made in participant’s accounts invested in the LNC Common Stock Fund.

WITHDRAWALS

A participant may withdraw money from their account, however, the rules for withdrawing money differ for withdrawals from different accounts.

A participant may withdraw the entire balance of their after-tax account for any completed plan year subject to any limitation applicable to the fund in which such contribution is invested. A participant may elect to withdraw all or a portion of their matured company contribution account, subject to any limitation of the investment fund in which is it invested and further subject to the following limitations:

1)	the minimum amount a participant can withdraw is $500;

2)	if the amount in the matured company contribution account is less than $500, the Participant must withdraw the entire amount; and

3)	the Participant cannot make withdrawals if the Plan is terminated or if a notice of Plan termination has been issued.

Although a participant may be 100% vested in our contributions, only participants with at least 5 years participation in the plan may make withdrawals from matured company contributions. Non matured company contributions are contributions that have been in the plan for at least 24 months after the last contribution for the plan year was made.

A participant may withdraw all or a portion of the rollover account, subject to any withdrawal limitations which apply to the fund in which the account is invested and further subject to the following limitations:

1)	the minimum withdrawal is $500;

2)	amounts attributable to our contributions which were rolled over to the plan as the result of a spin-off or merger of the participant’s prior plan in the account may not be withdrawn for two years from the date of the rollover; and

3)	the participant cannot make withdrawals if the plan is terminated or if a notice of plan termination has been issued.

If a participant has no balance in their after-tax contribution account, or their matured company contribution account, and they have attained age 59-1/2, they may make a full withdrawal or partial withdrawals from their pre-tax contribution account, subject to the following conditions:

1)	each must be for a minimum of $500; and

2)	the maximum available for withdrawal will be reduced, under a formula provided in the plan, if the participant has outstanding loan balances with the plan at the time he requests withdrawal.

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If a participant has no balance in their after-tax contribution account, matured company contribution account or rollover account and has not attained age 59-1/2, then it may be possible for that participant to withdraw amounts greater than or equal to $500 which the participant contributed, not including earnings on such amounts from the pre-tax contribution account for a hardship. Only the following four situations are currently designated by Internal Revenue Service regulations to be hardship situations:

1)	existence of nonreimbursable medical expenses;

2)	tuition and related educational fees (including room and board) for post-secondary education for the participant or the participant’s dependents;

3)	purchase (excluding mortgage payments) of a primary residence; and

4)	imminent foreclosure of or eviction from the participant’s primary residence.

Such a withdrawal must be demonstrably necessary due to a participant’s immediate and heavy financial need and the withdrawal cannot exceed the exact amount required to meet the hardship. (However, the withdrawal may include an amount necessary to pay any taxes and penalties associated with the withdrawal.) In order to be deemed to meet the immediate and heavy financial need requirement, the participant must fulfill the following conditions:

1)	the participant must have obtained all distributions other than hardship distributions, and all non-taxable loans currently available under all plans we maintained;

2)	the participant may not make any contributions to the pre-tax contribution account or to any other pension, profit-sharing or deferred compensation plan for 6 months from the date of receipt of the hardship withdrawal; and

3)	the amount which may be contributed to the pre-tax contribution account during the calendar year after the year in which the hardship withdrawal is received is reduced by the amount contributed by the participant in the year of the hardship withdrawal.

Subject to the foregoing discussion, a withdrawal will be made upon the written request of the participant delivered to the plan administrator. At the election of the participant, the trustee will deliver to the participant the securities and cash in the applicable account, or a total cash distribution, based upon the current market value or any applicable current redemption value of the securities in the account as of the date of withdrawal. See Fractional Shares for settlement of fractional share interests in LNC Common Stock.

PARTICIPANT LOANS

         A participant may, subject to the consent of the plan administrator, obtain a loan from the plan. The amount that the participant may borrow is determined as follows:

1.	The participant may borrow up to fifty percent (50%) of the participant’s vested account balance and is further limited to a maximum loan in any event of $50,000. A participant may have two outstanding loans at one time, as long as the combined amounts do not exceed the maximums stated above.

2.	There is a $50 loan origination fee charged by Wells Fargo, the plan recordkeeper.

3.	If the participant has had any loans during the prior 12 months form any qualified plan maintained by Lincoln National Corporation, the $50,000 maximum loan referred to in (1) above will be further reduced by the total of the highest outstanding loan balances for the previous 12-month period.

4.	The requested loan amount will first be taken out of the participant’s pre-tax account. If there isn’t a sufficient amount in the pre-tax account, the remaining amount will be taken out of the participant’s after-tax account, rollover account, and matured company contribution account, in that order. The loan amount will come out of the funds in which the participant invests on a pro-rata basis.

5.	The loan will be repaid through payroll deduction over a period of from one to 60 months and for interest at the then prevailing rate for loans of a similar nature (from one to 240 months if the loan is used to acquire a principal residence of the participant, as defined by Section 267(c)(4) of the Code the payroll deduction period is from one to 240 months.

6.	The loan is subject to withdrawal restrictions applicable to the funds in which the pre-tax contribution account, the matured company contribution account, and the rollover account are invested.

7.	In the event that a participant has an outstanding loan balance when their pre-tax contribution account is paid to their beneficiary on account of disability, termination, retirement, or attainment of age 59-1/2, the loan balance (including accrued interest) will be deducted from the amount otherwise payable.

8.	The loan repayment will be invested in the same manner as the participant’s current investment allocations. If the participant isn’t currently making contributions, the participant may indicate the investment allocation for the repayment of the loan The Lincoln National Corporation Benefits Committee can adopt written loan procedures which may impose other terms and conditions. These are available upon request from the Benefits Section of Lincoln National Corporation Human Resources.

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9.	The Lincoln National Corporation Benefits Committee can adopt written loan procedures, which may impose other terms and conditions. These are available upon request for the Benefits Section of Lincoln National Corporation Human Resources.

LUMP SUM DISTRIBUTIONS

VESTED AMOUNTS

Distribution of the pre-tax contribution account is not made until termination of service or attainment of age 59-1/2 (see below). Amounts in the non-matured company contribution account are transferred to the matured company contribution account after the date on which these contributions have been in the plan for two years. A participant who has invested in funds other than the LNC Stock Fund will generally not receive the underlying investment at distribution; subject, however, to the plan administrator directing the trustee to make an in-kind distribution. Instead, the trustee will distribute in cash the value of the participant’s proportionate share of the fund in which his contributions have been invested. Distributions from the LNC Stock Fund are, at the election of the participant, in cash or in kind. (See Fractional Shares for treatment of fractional share interest in LNC Common Stock.) The amount in a participant’s pre-tax contribution account will only be distributed upon a participant’s death, disability, retirement, or termination of service with us and all of our affiliates.

DEATH, DISABILITY, RETIREMENT OR TERMINATION, OF SERVICE

A Participant (or his beneficiary or legal representative in the event of his death) will be entitled to the full value of the Participant’s Pre-Tax Contribution, Company Contribution, and After-Tax Contribution Accounts upon the date of his termination of service by reason of death, disability or retirement (Termination Date). Such amount shall be paid in a lump sum, in accordance with the following rules:

A distribution for an amount of $5,000 or less will be paid in a lump sum. No deferral of this distribution is available. If the Participant does not indicate the desired form of distribution of his LNC Common Stock Fund, this distribution will be made in cash.

DISTRIBUTION AT RETIREMENT

The Participant is entitled to the full value of all contributions credited to his account (including any nonvested Company contributions) upon retirement. Retirement is termination of the full-time contract at age 60 or older. If the Participant retires before age 70-1/2, he may elect to defer the distribution to no later than the April 1 following attainment of age 70-1/2.

DISTRIBUTION AT DISABILITY

If a Participant has been totally disabled for at least two years, or becomes totally disabled and the disability is expected to last for more than two years or result in death, the Participant may request a distribution at any time.

DISTRIBUTION AT DEATH

The Participant’s spouse, if married, or the Participant’s beneficiary, if single, will be entitled to any remaining account balance attributable to the Participant’s contributions and Company contributions (including nonvested portions) upon the Participant’s death.

DISTRIBUTION AT TERMINATION

If a Participant’s contract is terminated (other than for retirement, disability or death) and the Participant is not employed with any LNC affiliate, or the Participant does not take a corporate contract, the Participant will be entitled to the value of his Pre-tax contributions, any after-tax contributions, and any vested Company contributions. Non-vested Company contributions and earnings thereon are forfeited. If the Participant terminates before age 70-1/2 and the account value is greater than $5,000, the Participant may elect to defer distribution until not later than the April 1 following attainment of age 70-1/2.

If the Participant does not return a form making a selection and the account value is greater than $5,000, the distribution will be automatically deferred until the April 1 following the Participant’s attaining age 70-1/2, unless the Participant sends written notice prior to that time indicating his wish to initiate the distribution.

PERIODIC PAYMENTS OF DISTRIBUTIONS

AT RETIREMENT

As an alternative to taking a lump sum distribution when the Participant retires, the Participant may leave the account value in the Plan and make periodic withdrawals. These withdrawals are limited to one per calendar year and must be at least the greater of $5,000, or 20% of the account value. If the Participant has a balance in his or her account when he or she reaches age 70-1/2, this balance will be

14

automatically distributed to the Participant on the April 1 following attainment of age 70-1/2. (NOTE: If there is an outstanding loan balance at the time of retirement, the Participant must repay the entire amount before making periodic withdrawals from the distribution amount.)

AT DISABILITY

If the Participant becomes eligible for a distribution from the Plan, he or she may, as an alternative to taking a lump sum distribution, make periodic withdrawals. These withdrawals are limited to one per calendar year and must be at least the greater of $5,000, or 20% of the Participant’s account value. (NOTE: If there is an outstanding loan balance at the time of retirement, the Participant must repay the entire amount before making periodic withdrawals from the distribution amount.)

AT DEATH

As an alternative to the Participant’s beneficiary taking a lump sum distribution of the Participant’s account at the time of the Participant’s death, the beneficiary may leave the distribution in the Plan for up to five years and make periodic annual withdrawals during this five-year period. These withdrawals are limited to one per calendar year and must be at least the greater of $5,000, or 20% of the Participant’s account value in the name of such beneficiary. For example, if the account value is $10,000 on the date of the Participant’s death, and the Participant has designated two beneficiaries, they must take an immediate distribution.

In the event that a Participant forfeits amounts in their Company Contribution Account and such Participant does not incur a 5-year-break-in-service, such forfeited amount shall be recredited to their Company Contribution Account upon their return to service as an agent or employee of the Company, LNC or an Affiliate, and shall vest in accordance with the Plan’s vesting schedule. A 5-year-break-in-service is a period of five consecutive Plan Years, beginning with the Plan Year in which the Participant terminates, during which the Participant is not a full-time life insurance salesman under the Internal Revenue Code of 1986, as amended, a general agent, or an employee of Company, LNC or an Affiliate on the last day of each Plan Year. For the purposes of determining a break-in-service, any Plan Year in which a participant is absent from work on the last day of the Plan Year on account of pregnancy of the Participant; the birth of a child of the Participant; the placement of a child with the Participant in connection with the adoption of that child by that Participant; or the care of a child for a period beginning immediately after a child’s birth or placement because of the preceding three reasons, and the Participant is a full-time life insurance salesman under the Federal Income Contributions Act, a general agent, or an employee of the Company, Related Company or Affiliate on the last day of the Plan Year next following the Plan Year in which the Participant’s termination occurs, shall not be counted in determining the break-in-service. If a Participant is no longer a full-time life insurance salesman and becomes an employee of the Company or of an Affiliate, no further contributions will be made on behalf of that Participant and the securities and cash in his Company Contribution Account will continue to vest.

FRACTIONAL SHARES

Interests in fractional shares of LNC Common Stock will not be subject to distribution or withdrawal. Rather, fractional share interests in LNC Common Stock will be paid in cash on the basis of the market value of such security, as of the valuation date immediately preceding the date of distribution, termination of service or withdrawal, as may be applicable.

COMPANY CONTRIBUTION ACCOUNT

AUTOMATIC CREDITING OF ACCOUNT BALANCES

Two years after the “matching” (additional) contribution has been made for a Plan Year, the then value of a Participant’s non-matured Company Contribution Account from that given year shall be automatically credited to the Matured Company Contribution Account.

WITHDRAWALS FROM THE COMPANY CONTRIBUTION ACCOUNT

Subject to certain restrictions, a Participant may from time to time withdraw all or any part of the assets in his Matured Company Contribution Account. (See Withdrawals.)

INVESTMENT OF CONTRIBUTIONS

The Trustee will administer the Matured Company Contribution Account assets in a manner similar to that applicable to the other accounts until the Participant’s Termination Date (see Investment of Contributions).

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BENEFICIARY DESIGNATION

Each Participant may designate on an appropriate form filed with HR Direct, a beneficiary or beneficiaries to whom, in the event of the Participant’s death, any securities and cash to which the Participant is entitled under the Plan will be payable. A beneficiary designation may be changed or cancelled by a Participant from time to time by filing an appropriate form with HR Direct. If the Participant was married on the date of his death, his surviving spouse shall be deemed to be his Beneficiary, unless that surviving spouse has consented (in the manner required by the Code) by writing filed with HR Direct in such form as it may require, to the otherwise effective Beneficiary designation by the Participant. If no Beneficiary designated by the Participant survives to receive payment of benefits on account of the death of the Participant, then payment shall be made to the Participant’s surviving spouse, if any, or, if none, to the estate of the Participant.

ASSIGNMENT

No right or interest of any Participant or beneficiary in the Plan is assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, without limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, except in connection with a loan from the Plan to a participant, or as provided under the terms of a qualified domestic relations order (“QDRO”) (as defined in 414(p) of the Code) as determined by the Plan Administrator. The LNC Benefits Committee shall adopt QDRO procedures that shall be available upon request from the Benefits Area.

AMENDMENT OR TERMINATION

By action of its Board of Directors, the Company may terminate or amend the Plan or suspend the operation of any provision of the Plan, provided, however, that:

1.     No amendment shall be made which will result in the recovery by the Company of any part of its contribution to the Plan, except under limited circumstances as may be provided under the trust agreement and permitted under the Code;

2.     Any amendment that affects the rights and duties of the Trustee may be made only with the consent of the Trustee;

3.     No amendment of the Plan shall affect the rights of a Participant as to the continuance of vesting of such securities and cash attributable to Company contributions or earnings thereon;

4.     Upon the termination or suspension of the Plan, the rights of all Participants to the amounts credited to their account as of the date of such termination or suspension shall be nonforfeitable.

ADMINISTRATION OF THE PLAN

TRUSTEE

The Company, acting by its Board of Directors, has the authority to appoint one or more individuals or corporations to act as Trustee. The Trustee is responsible for the custody, investment, and distribution of Plan assets. No specific bond is furnished by the Trustee concerning custody of Plan assets.

The Trustee, Wells Fargo Bank Minnesota, N.A., 510 Marquette Bldg., Fifth and Marquette, Minneapolis, MN 55479-0035(NBIN), is a major banking facility used in processing monies received by the Company and its affiliates and is the principal bank through which the Company and its affiliates make payments to policyholders and others. As of April 15, 2001, we along with our affilities owned no outstanding common stock of the Trustee. The Trustee, in its capacity as trustee for various corporations and individuals, may own shares of LNC Common Stock for its beneficiaries.

The Trustee serves pursuant to the terms of a written trust agreement. This agreement is available for inspection by Plan participants. The Company may discharge or remove the Trustee and appoint a successor Trustee upon 30 days written notice to the Trustee; provided, however, that such successor is a banking institution legally qualified to serve as a Trustee. In case of discharge or removal, the Trustee agrees to transfer the Trust assets to its named successor, and upon such transfer, the Trustee will be discharged and relieved of its duties. In the event of discontinuance of the Plan, the Trust Agreement may be discontinued by action of the Company s Board of Directors; provided, however, that until all assets of the trust have been distributed, the Trustee will have all the rights and powers given to it by the Trust Agreement.

PLAN ADMINISTRATOR

The LNC Benefits Committee (the “Committee”) is the Plan Administrator and Named Fiduciary. Members of the Committee are appointed by the Chief Executive Officer of LNC. A listing of current members appears below. Members of the Committee are named fiduciaries, as that term is defined by ERISA, and, as such, have the authority to control and manage the operation and administration of the Plan. Members of the Committee receive no compensation from the Plan. The Committee’s responsibilities include enforcing the Plan

16

in accordance with its terms; determining all questions arising under the Plan (including determinations of eligibility and of benefits payable); and directing payments of benefits. In aid of its responsibilities, the Committee is empowered to adopt regulations and procedures necessary for the proper and efficient administration of the Plan.

A Committee member may resign by giving 10 days written notice to the Company, and to the other Committee members. The Company may remove a member at any time by giving advanced written notice to the member, to the Company, and to the other Committee members.

MEMBERS OF THE LINCOLN NATIONAL CORPORATION BENEFITS COMMITTEE

Name	Committee Title	Title

Stephen Dover	Chairman	Vice President, Corporate Benefits, LNC

George E. Davis	Member	Senior Vice President, LNC

Leone D. Perks	Member	Vice President, Compensation & Benefits, Delaware Investments

Christopher Dilello	Member	Assistant Vice President, Lincoln Financial Advisers

Karl Kline	Member	Second Vice President & Director of Annuities Human Resources

The business address of Messrs. Davis and Dover is Centre Square West Tower, 1500 Market Street, Suite 3900, Philadelphia, PA 19107; the business address of Mr. Kline is 1300 South Clinton Street, Fort Wayne, Indiana 46802-3506; the business address of Ms. Perks is 2005 Market Street, MC30-201, Philadelphia, PA 19103; and the address of Mr. Dilello is 350 Church Street, Hartford, Connecticut 06103.

VOTING OF SHARES

Voting rights with respect to all securities held by the Plan will be exercised by the Trustee or by a proxy solicited by the Trustee.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the federal income tax effects of participation in the plan based on provisions of the Code and applicable regulations as in effect as of the date of this Supplement to the Prospectus. The actual tax consequences for any individual will depend on his or her circumstances. EACH PARTICIPANT SHOULD CONSULT A QUALIFIED TAX ADVISER TO DETERMINE THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO HIS OR HER INDIVIDUAL CIRCUMSTANCES.

The Plan is a qualified employee benefit plan under Section 401(a) of the Code. Company contributions to the plan are deductible by the Company under Section 404(a) of the Code. Participants will not be subject to Federal Income Tax on Company contributions, on their contributions, or on income of the trust except to the extent they receive distribution or withdrawals from the Plan. Participants will not be taxed on loans from the Plan made in accordance with Federal Tax requirements if they are repaid in accordance with their terms. Participant’s Pre-Tax contributions will, however, be subject to social security taxes and federal unemployment taxes. Income of the trust is exempt from federal income tax.

The Code limits Pre-Tax contributions to $11,000 for the 2002 tax year (subject to cost-of-living adjustments). The Code also requires that the sum of Pre-Tax contributions, Company contributions, plus all After-Tax contributions may not exceed 100% of compensation or $40,000 (also subject to certain cost of living adjustments).

Amounts received by a Participant upon withdrawal prior to termination of service will be taxable as ordinary income to the extent that the amounts received exceed the amount of that Participant’s After-Tax contributions made prior to January 1, 1987 and not previously received (Net Unrecovered Contributions). Once the amount of After-Tax contributions made prior to January 1, 1987, is deemed to have been recovered, subsequent distributions will be taxed as pro-rata distributions of After-Tax contributions and earnings thereon. If the Participant receives LNC Common Stock, the fair market value of the stock on the date of distribution over its basis (Net Unrealized Appreciation) attributable to that Participant’s After-Tax contributions will not be taxed at the time of distribution (unless the Participant elects to be taxed at that time, under procedures to be prescribed by the IRS).

In general, a distribution under the Plan upon a Participant’s retirement, disability, death, or other separation from service is taxable as ordinary income to the extent that it exceeds the amount of the Participant’s Net Unrecovered Contributions and Net Unrealized Appreciation attributed to the Participant’s After-Tax contributions (unless the Participant elects to be taxed on this latter amount). However, if distribution of all amounts to the Participant’s credit under the Plan is received within one taxable year in a lump sum distribution as defined in Section 402(e) of the Code and the Participant does not rollover all or a part of the lump sum distribution, the Participant will be taxed as follows:

17

1.     The Net Unrecovered Contributions are not taxable to the Participant; and the total Net Unrealized Appreciation in LNC Common Stock received is not taxable to the Participant in the year of distribution unless elected otherwise by the Participant.

2.     The remaining amount is taxable to the Participant as ordinary income (and may be eligible for a special income averaging method of taxation for individuals who attained age 50 before January 1, 1986).

A Participant may also be eligible to make a tax-free rollover of a distribution of the Participant’s Accounts; the rollover can be “direct” or “indirect.” In general, the amount that may be rolled over is the taxable portion of the distribution. If less than 100% of the balance of the Participant’s Accounts is distributed, any subsequent distribution will not be eligible for the special lump sum distribution rules described above. The rollover may be made to an individual retirement account or annuity or to another qualified plan. Indirect Rollovers must be made within 60 days of receipt of the distribution and are subject to other rules The Code provisions for required distributions from the Plan have been modified and no longer require distributions to commence by April 1 of the calendar year after an Participant attains age 70-1/2, if the Participant has retired. Distributions before death, disability, or age 59-1/2 are subject to a penalty tax of 10% of the taxable amount distributed unless certain exceptions are applicable.

For purposes of taxation on the subsequent sale or disposition of any LNC Common Stock received by an Participant in a distribution, the Participant’s basis in the stock will be equal to the sum of the amount of the distribution that is required to be included as income by the Participant in the year of distribution plus the amount, if any, of the distribution of the LNC Common Stock attributable to the Participant’s After-Tax contributions (plus any other amount of the distribution of LNC Common Stock on which the Participant was taxed at his election at the time of distribution). Upon the sale or other taxable disposition of the LNC Common Stock acquired from the Plan as a lump sum distribution as defined in Section 402(e) of the Code, any gain up to the amount of the Net Unrealized Appreciation which was not taxed at the time of distribution shall be treated as long-term capital gain. Any additional gain on LNC Common Stock acquired in a lump sum distribution will be treated as long-term or short-term capital gain, depending on the combined holding period of the Plan and the Seller. All gain on LNC Common Stock acquired from the Plan other than a lump sum distribution will be treated as long-term or short-term capital gain, depending on the Seller’s holding period.

If a Participant dies, generally, the amount that is not exempt from federal income tax will be taxable to the beneficiary under the same rules, which are applicable to distributions to the Participant. A beneficiary who is the surviving spouse of the Participant may be eligible to make a tax-free rollover of a distribution under the same rules applicable to rollovers by Participants. Other beneficiaries may not make rollovers.

TAX AND WITHHOLDING

Under the Unemployment Compensation Amendments of 1992 (UCA), twenty percent (20%) income tax withholding may apply to eligible rollover distributions. All taxable distributions from the Plan are eligible rollover distributions, except (1) annuities paid out over life or life expectancy, (2) installments paid for a period spanning ten (10) years or more, (3) required minimum distributions, and (4) hardship withdrawals. The UCA imposes mandatory twenty percent (20%) income tax withholding on any eligible rollover distribution that a Participant does not elect to have paid in a direct rollover to another qualified plan, or individual retirement account. In the event, a distribution is comprised of LNC Common Stock, LNC Common Stock is not required to be sold to satisfy income tax withholding requirements.

EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

The Plan is subject to many of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Principal among these are ERISA requirements regarding reporting and disclosure to government agencies and participants, fiduciary responsibility and transactions with parties-in-interest. The Plan is a profit-sharing plan and is, therefore, not subject to the funding standards of Title I of ERISA. The Plan is an individual account plan, and is, therefore, not covered by the plan termination insurance program of Title IV of ERISA, which is administered by the Pension Benefit Guaranty Corporation.

The Plan is intended to comply with Section 404(c) of ERISA. Under 404(c), the individual is responsible for the selection of investments. Investment information is periodically provided so that the individual has the opportunity to exercise meaningful, independent control over the assets in his or her account. Plan fiduciaries of a 404(c) plan are not liable for plan losses that are the direct result of the individual’s investment instructions.

More information, including a description of the annual operating expenses of each investment fund, copies of financial reports for each fund, and copies of the confidentiality procedures, is available at a nominal charge. Interested parties can contact Patricia Harrold, Secretary of the LNC Benefits Committee at (260) 455-5240, or Human Resources, 1H14, P.O. Box 7837, Fort Wayne, Indiana 46801.

PARTICIPANTS’ RIGHTS UNDER ERISA

Participants in the Plan are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants are entitled to:

Examine, without charge, at the Plan Administrator’s office and at other locations, all Plan documents including copies of all documents filed by the Plan Administrator with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

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Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

In addition to creating rights for plan participants, ERISA imposes duties upon the persons who are responsible for the operation of the Plan. The persons who operate the Plan, called fiduciaries, have a duty to do so prudently and in the interest of plan participants, and beneficiaries. Fiduciaries who violate ERISA may be removed and required to repay losses they have caused the Plan.

No one, including a Company, a union, or any other person, may fire or otherwise discriminate against a Participant in any way to prevent him from obtaining a Plan benefit or exercising any rights under ERISA. If a claim for Plan benefits is denied in whole or in part, a written explanation of the reason for the denial must be provided to the claimant. The claimant has the right to have the Plan Administrator review and reconsider a claim. Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests materials from the Plan Administrator and does not receive them within 30 days, he may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $110 a day until the materials are provided, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If a Participant has a claim for benefits which is denied or ignored, in whole or in part, he may sue in a state or federal court. If the plan fiduciaries misuse the Plan’s money, or if a Participant is discriminated against for asserting any of his rights, the Participant may seek assistance from the U.S. Department of Labor, or may sue in a federal court. The court will decide who should pay court costs and legal fees. If the Participant is successful, the court may order the person he has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the claim is frivolous. If a Participant has any questions about the Plan, he should contact the Plan Administrator. If a Participant has any questions about this statement or about his rights under ERISA, he should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

PARTICIPATION INTERESTS ARE SECURITIES

Persons participating in the plan acquire an interest in the plan assets held and administered by the trustee. This interest is itself a security and its acquisition entails the risk of loss as well as the possibility of gain. The character and extent of the participant’s interest in the plan assets and his rights and options in relation thereto are discussed in detail beginning on page 4 of this prospectus. Before deciding to participate, participants should carefully consider and assess the risks and opportunities in view of their individual situation.

FINANCIAL STATEMENTS

The Statements of Net Assets Available for Plan Benefits as of December 31, 2001 and 2000, and the related Statements of Changes in Net Assets Available for Plan Benefits for each of the three years in the period ended December 31, 2001, and the report of Ernst & Young LLP, independent auditors, thereon, appear elsewhere herein, and in the Registration Statement.

LINCOLN NATIONAL CORPORATION COMMON STOCK

The Plan enables Participants to acquire shares of LNC Common Stock. LNC is authorized to issue 800,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. LNC currently has a Series of Preferred Stock: $3.00 Cumulative Convertible Preferred Stock, Series A (Series A Preferred Stock). A portion of the shares of Common Stock is authorized for quotation on the New York, Chicago, and Pacific Stock Exchanges. A portion of the shares of Series A Preferred Stock is authorized for quotation on the New York and Chicago Stock Exchanges.

On March 15, 2002, the following number of shares were issued and outstanding: Common Stock: 187,501,443 and Series A Preferred Stock: 22,208.

The following brief summary contains certain information regarding the LNC Common Stock and does not purport to be complete, but is qualified in its entirety by reference to the LNC Articles of Incorporation, The Indiana General Corporation Act, and the LNC By-Laws. The Articles of Incorporation of LNC contain provisions relating to the size, classification and removal of directors, and to the fair pricing of LNC stock, which could have the effect of delaying, deferring, or preventing a hostile or unsolicited attempt to gain control of LNC.

DIVIDEND RIGHTS

Holders of Common Stock are entitled to dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends after dividends accrued on all preferred or special classes of shares entitled to preferential dividends have been paid, or declared and set apart for payment.

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VOTING RIGHTS

Each shareholder of LNC Common Stock has the right to one vote for each share of LNC Common Stock standing in his name on the books of LNC on each matter submitted to a vote at any meeting of the shareholders. The vote of holders of at least three-fourths of the outstanding shares of LNC Common Stock is necessary to approve (i) the sale, lease, exchange, mortgage, pledge or other disposition of the shares of LNC Common Stock and (ii) the removal of any or all members of LNC’s Board of Directors.

LIQUIDATION RIGHTS

On any liquidation or dissolution of LNC the holders of LNC Common Stock are entitled to share ratably in such assets of LNC as remain after due payment or provision for payment of the debts and other liabilities of LNC including amounts to which the holders of preferred or special classes of shares may be entitled.

PRE-EMPTIVE RIGHTS

Holders of LNC Common Stock have no pre-emptive right to subscribe for or purchase additional issues of shares or any treasury shares of LNC Common Stock.

ASSESSMENT

The LNC Common Stock issued and outstanding is fully paid and non-assessable, and the LNC Common Stock when issued upon conversion of the Series A, E, and F Preferred Stock will be fully paid and non-assessable.

MODIFICATION OF RIGHTS

The rights of holders of LNC Common Stock are subject to the preference granted to the holders of the Series A Preferred Stock and any additional preferred stock of LNC. Holders of Series A Preferred Stock have the right to vote, upon the basis of one vote per share, together with the holders of LNC Common Stock, upon matters submitted to shareholders; and, to vote as a class, to elect two directors at the next annual meeting of shareholders if six or more quarterly dividends on the Series A Preferred Stock shall be in default.

OTHER PROVISIONS

The common stock has no conversion rights or cumulative voting rights for the election of directors. There are no restrictions on the repurchase or redemption of shares of the common stock from funds legally available therefor.

Boston EquiServe acts as Transfer Agent and Registrar for the common stock.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS

Our by-laws and those of Lincoln National Corporation, pursuant to authority contained in the Indiana Business Corporation Law and the Indiana Insurance Law Codes, respectively, provide for the indemnification of the officers, directors, employees, and agents against reasonable expenses incurred by them in connection with the defense of any action, suit, or proceeding to which they are made or threatened to be made parties except with respect to matters as to which they are adjudged liable for negligence or misconduct in the performance of duties to their respective corporations. We may and Lincoln National Corporation may also reimburse such officers, directors, and employees for reasonable costs of settlement of any such action, suit, or proceeding. In the case of directors, a determination as to whether indemnification or reimbursement is proper shall be made by a majority of the disinterested directors or a committee thereof or by special legal counsel. In the case of individuals who are not directors, such determination shall be made by the chief executive officer of the respective corporation or, if he so directs, in the manner it would be made if the individual were a director of the corporation.

Such indemnification may apply to claims arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us or Lincoln National Corporation pursuant to the foregoing provisions, we have and Lincoln National Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and therefore unenforceable.

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EXPERTS

The financial statements of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement. In addition, the consolidated financial statements of Lincoln National Corporation incorporated by reference in LNC’s Annual Report (Form 10-K) for the year ended December 31, 2001 and the related schedules included therein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference and included, respectively, therein and incorporated herein by reference. The financial statements and schedules referred to above are included or incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINION

Certain matters with respect to the common stock of Lincoln National Corporation to which this prospectus relates were passed upon for Lincoln National Corporation by John L. Steinkamp, Esquire, Vice President and Associate General Counsel of Lincoln National Corporation, Centre Square West Tower, 1500 Market Street, Suite 3900, Philadelphia, PA 19102. Certain matters with respect to the interests in the plan to which this prospectus relates were passed upon for the plan by Elizabeth A. Frederick, Esquire, Senior Vice President and General Counsel of The Lincoln National Life Insurance Company, 1300 South Clinton Street, Fort Wayne, Indiana 46802-3506.

INCORPORATION OF ADDITIONAL DOCUMENTS BY REFERENCE

Lincoln National Corporation hereby incorporates the following documents by reference into this prospectus:

1.	Its 2001 Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 (the 1934 Act).

2.	All other of its reports filed pursuant to Section 13(a) or 15 (d) of the 1934 Act since December 31, 2001.

3.	Its definitive proxy statement, except for the Performance Graph and Compensation Committee Report, which are NOT incorporated by reference, filed pursuant to Section 14 of the 1934 Act in connection with its latest annual meeting of stockholders.

4.	The description of common stock of Lincoln National Corporation contained in Form 10 filed pursuant to the Securities Exchange Act of 1934 on April 28, 1969, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents filed by Lincoln National Corporation or the plan with the Securities and Exchange Commission pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part thereof from the date of filing of such documents.

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Financial Statements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
AGENTS’ SAVINGS AND PROFIT-SHARING PLAN

Years ended December 31, 2001, 2000 and 1999 with Report of Independent Auditors

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
AGENTS’ SAVINGS AND PROFIT-SHARING PLAN

FINANCIAL STATEMENTS

Years ended December 31, 2001, 2000, and 1999

Report of Independent Auditors

Lincoln National Corporation Plan Administrator
Lincoln National Corporation

We have audited the accompanying statements of net assets available for plan benefits of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan as of December 31, 2001 and 2000, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 2001 and 2000, and the changes in its net assets available for plan benefits for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2001, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 25, 2002

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Statements of Net Assets Available for Plan Benefits

	DECEMBER 31

	2001	2000

Assets

Investments:

Common stock—Lincoln National Corporation (cost: 2001—$49,395,098; 2000—$45,873,945)	$79,310,536	$78,539,365

Wells Fargo Bank Short-Term Investment Fund	1,550,053	2,234,371

Pooled separate accounts—The Lincoln National Life Insurance Company Separate Accounts (cost: 2001—$61,386,569; 2000—$64,616,191)	74,348,874	91,271,829

Investment contracts—The Lincoln National Life Insurance Company	12,875,716	13,019,228

Participant loans	4,853,048	5,623,043

	172,938,227	190,687,836

Accrued interest receivable	3,965	—

Cash and invested cash (deficit)	16,030	(200,272)

Net pending trades	35,535	—

Contributions receivable from Employer companies	1,710,548	10,433,284

Net assets available for plan benefits	$174,704,305	$200,920,848

               See accompanying notes.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Statements of Changes in Net Assets Available for Plan Benefits

	YEAR ENDED DECEMBER 31

	2001	2000	1999

Investment income:

Cash dividends—Lincoln National Corporation	$2,023,000	$2,028,687	$1,687,397

Interest:

The Lincoln National Life Insurance Company	871,198	933,730	824,582

Other	432,431	499,724	495,956

	1,303,629	1,433,454	1,320,538

	3,326,629	3,462,141	3,007,935

Net realized gain (loss) on sale and distribution of investments:

Common stock—Lincoln National Corporation	4,871,991	5,437,923	6,821,567

Pooled separate accounts—The Lincoln National Life Insurance Company Separate Accounts	(626,764)	5,757,246	5,564,689

	4,245,227	11,195,169	12,386,256

Net unrealized (depreciation) appreciation of investments	(16,443,315)	(1,757,421)	3,941,598

Contributions:

Participants	6,244,407	9,893,688	12,044,177

Employer companies (net of forfeitures: 2001—$150,588; 2000—$24,871 and 1999—$13,076)	1,756,656	11,852,039	5,829,738

	8,001,063	21,745,727	17,873,915

Transfers to affiliated plans	(9,410,752)	—	—

Distributions to participants	(15,811,537)	(11,536,259)	(14,645,718)

Administrative expenses	(123,858)	(96,034)	(107,948)

Net (decrease) increase in net assets available for plan benefits	(26,216,543)	23,013,323	22,456,038

Net assets available for plan benefits at beginning of the year	200,920,848	177,907,525	155,451,487

Net assets available for plan benefits at end of the year	$174,704,305	$200,920,848	$177,907,525

See accompanying notes.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements

December 31, 2001

1. SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

The investment in Lincoln National Corporation (“LNC”) common stock is valued at the last reported sales price per the national securities exchange on the last business day of the year.

The Wells Fargo Bank Short-Term Investment Fund is valued at cost which approximates fair value.

The fair value of participation units in pooled separate accounts is based on quoted redemption value on the last business day of the year.

The investment contracts are valued at contract value as estimated by The Lincoln National Life Insurance Company (“Lincoln Life”). Contract value represents net contributions plus interest at the contract rate. The contracts are fully benefit responsive.

Participant loans are valued at their outstanding balances which approximate fair value.

The cost of investments sold, distributed or forfeited is determined using the specific identification method.

USE OF ESTIMATES

Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. DESCRIPTION OF THE PLAN

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan (“Plan”) is a contributory, defined contribution plan which covers eligible agents of Lincoln Life and agents and employees of Sagemark Consulting, Inc. (“Sagemark”) who are employed by Lincoln Life. Any person who is a full-time agent of Lincoln Life or is a former employee of Sagemark currently employed by Lincoln Life is eligible to enroll in the Plan. A participant may make pre-tax contributions at a rate of at least 1%, but not more than 15% of eligible earnings, up to a maximum annual amount as determined and adjusted annually by the Internal Revenue Service (“IRS”).

During 2001, Plan assets relating to the former employees of Sagemark were transferred into another affiliated Plan of Lincoln Life, in the amount of $9,410,752.

Participants direct the Plan to invest their contributions and the guaranteed Employer contributions in any combination of the investment options as described in Note 4. Discretionary Employer contributions are invested in the LNC Common Stock Fund. Participants can direct the investment of the discretionary Employer contributions, but only after the contributions have been in the Plan for two years following the date the last contribution for the Plan year was contributed.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

2. DESCRIPTION OF THE PLAN (CONTINUED)

Employer contributions to the Plan are based on an amount equal to a participant’s contributions, not to exceed 6% of eligible earnings, multiplied by a percentage, ranging from 50% to 150%, which varies based on LNC’s operating income. The Employer match on eligible participants’ contributions during their first year of employment is limited to a maximum of 50%. The Board of Directors of Lincoln Life approved a provision that provided an additional match up to 50% for the 2000 Plan year based on the Company’s achieving a certain level of earnings over the three-year period from 1998 through 2000, to be paid in 2001. During 2000, the Employer contribution to the Plan matched 200% (150% maximum discretionary match plus additional 50% special match) of participant contributions up to 6% of eligible earnings.

Participants’ contributions are fully vested. Employer contributions vest based upon years of service as defined in the Plan agreement as follows:

Years of Service	Percent Vested

1	0%

2	50%

3 or more	100%

The Employer has the right to discontinue contributions at any time and terminate the Plan. In the event of termination of the Plan, all amounts allocated to participants’ accounts shall become vested.

The Plan allows loans to participants in amounts up to 50% of the vested account value to a maximum of $50,000 but not more than the total value of the participant’s accounts excluding Employer contributions that haven’t been in the Plan for two full years, less the highest outstanding loan balance in the previous twelve month period.

Upon termination of service due to disability or retirement, a participant or beneficiary, in case of the participant’s death, may elect to receive either a lump-sum amount equal to the value of the participant’s vested interest in his or her account, or annual installments over a five-year period. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution. Vested account balances less than $5,000 are immediately distributable under the terms of the Plan, without the Participant’s consent, unless a timely election of rollover to an IRA or another qualified plan has been made.

Each participant’s account is credited with the participant’s contributions, matching contributions from the Employer and allocations of Plan earnings, and is charged with an allocation of administrative expenses. Allocations are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. Forfeited non-vested amounts are used to reduce future Employer contributions.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

3. INVESTMENTS

The following is a summary of assets held for investment:

	DECEMBER 31, 2001		DECEMBER 31, 2000

	NUMBER OF		NUMBER OF
	SHARES, UNITS	FAIR	SHARES, UNITS	FAIR
	OR PAR VALUE	VALUE	OR PAR VALUE	VALUE

QUOTED MARKET VALUES:

Common stock—LNC	1,632,912	$79,310,536*	1,660,013	$78,539,365*

Pooled separate account investment contracts underwritten by Lincoln Life:

Government Bond Fund	—	—	257,525.826	497,171

Core Equity Fund	1,042,478.322	12,954,461*	1,155,367.432	16,246,966*

Medium Capitialization Equity Fund	850,458.860	9,954,621*	906,700.415	15,885,307*

Short-Term Fund	2,539,094.322	9,050,602*	1,939,132.104	6,634,221

Government/Corporate Bond Fund	240,565.401	1,666,926	165,954.947	1,051,874

Large Capitalization Equity Fund	1,312,128.741	12,164,614*	1,422,163.101	16,792,278*

Balanced Fund	232,236.514	1,517,828	254,007.480	1,749,029

High Yield Bond Fund	488,623.323	1,239,344	567,058.417	1,464,393

Small Capitalization Equity Fund	1,437,032.033	9,168,408*	1,596,788.029	12,198,448*

Value Equity Fund	1,852,637.180	3,940,189	1,873,246.634	4,200,255

International Equity Fund	790,992.900	4,401,718	913,942.872	5,664,550

Conservative Balanced Fund	82,609.176	145,301	52,987.871	90,099

Aggressive Balanced Fund	185,944.483	365,492	30,066.095	63,818

Delaware Growth and Income Fund	281,949.398	447,256	80,413.940	136,781

Deutsche VIT Equity 500 Index Fund	1,865,979.358	1,714,089	602,473.830	631,141

Fidelity VIP Contrafund	1,320,387.520	1,236,279	797,371.635	842,492

Janus Fund	—	—	1,350,095.553	2,722,037

Neuberger Berman AMT Regency	970,815.564	935,769	431,397.903	440,072

Social Awareness Fund	234,290.682	216,531	56,370.348	57,667

T Rowe Price International Equity Fund	—	—	519,929.570	682,160

Janus Aspen Series Worldwide Growth Fund	1,822,238.647	1,711,447	1,448,310.536	1,756,326

Delaware Global Bond Fund	—	—	30,319.549	34,537

Neuberger Berman Mid-Cap Growth Fund	1,056,334.289	1,078,517	919,000.791	1,247,036

Deutsche VIT Small Cap Index Fund	384,835.126	439,482	163,472.034	183,171

Total segregated investment accounts		74,348,874		91,271,829

CONTRACT VALUE:

Investment contracts underwritten by Lincoln Life	12,875,716	12,875,716*	13,019,228	13,019,228*

ESTIMATED VALUE:

Wells Fargo Bank short-term investment fund	1,550,053	1,550,053	2,234,371	2,234,371

Participants loans	4,853,048	4,853,048	5,623,043	5,623,043

Total investments		$172,938,227		$190,687,836

*	Investments that represent 5% or more of the fair value of net assets available for benefits as of the indicated date.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

3. INVESTMENTS (CONTINUED)

Net realized gain (loss) on sale and distribution of investments is summarized as follows:

	YEAR ENDED DECEMBER 31

	2001	2000	1999

Common stock

Proceeds from disposition of stock	$10,870,074	$11,119,267	$11,207,528

Cost of stock disposed	5,998,083	5,681,344	4,385,961

Net realized gain on sale and distribution of common stock	$4,871,991	$5,437,923	$6,821,567

POOLED SEPARATE ACCOUNTS
Proceeds from disposition of units	$49,062,442	$40,023,820	$42,965,562

Cost of units disposed	49,689,206	34,266,574	37,400,873

Net realized (loss) gain on sale and distribution of pooled separate accounts	$(626,764)	$5,757,246	$5,564,689

The net change in unrealized (depreciation) appreciation of investments in total and by investment classification as determined by quoted market price is summarized as follows:

	YEAR ENDED DECEMBER 31

	2001	2000	1999

Fair value in excess of cost:

At beginning of the year	$59,321,062	$61,078,483	$57,136,885

At end of the year	42,877,747	59,321,062	61,078,483

Change in net unrealized (depreciation) appreciation of investments	$(16,443,315)	$(1,757,421)	$3,941,598

Common stock	$(2,749,982)	$10,023,055	$(8,408,405)

Pooled separate accounts	(13,693,333)	(11,780,476)	12,350,003

Change in net unrealized (depreciation) appreciation of investments	$(16,443,315)	$(1,757,421)	$3,941,598

The investment contracts (Guaranteed Fund) earned an average interest rate of approximately 5.95%, 6.26% and 6.22% in 2001, 2000 and 1999 respectively. The credited interest rates for new contributions, which approximate the current market rate, were 5.50% and 6.75% at December 31, 2001 and 2000, respectively. The rate on new contributions is guaranteed through the three succeeding calendar year quarters. The credited interest rates for the remaining contract value balance were 5.50% and 6.25% at December 31, 2001 and 2000, respectively, and are determined based upon the performance of the Lincoln Life’s general account. The credited interest rates change at least quarterly. The minimum guaranteed rate is 4.50% for the first 5 contract years, 4.00% for years 6-10 and 3.50% following year 10. The guarantee is based on Lincoln Life’s ability to meet its financial obligations from the general assets of Lincoln Life. The fair value of the investment contracts approximates contract value.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS

The detail of the net assets available for plan benefits by investment option is as follows:

	INVESTMENT OPTIONS

December 31, 2001	Total	1	2	3	4	5	6

Assets

Investments:

Common stock	$79,310,536	$79,310,536	$—	$—	$—	$—	$—

Short-term investment fund	1,550,053	1,550,053	—	—	—	—	—

Pooled separate accounts	74,348,874	—	—	—	12,954,461	9,954,621	9,050,602

Investment contracts	12,875,716	—	—	12,875,716	—	—	—

Participant loans	4,853,048	—	—	—	—	—	—

Total investments	172,938,227	80,860,589	—	12,875,716	12,954,461	9,954,621	9,050,602

Accrued interest receivable	3,965	3,965	—	—	—	—	—

Cash and invested cash (deficit)	16,030	(9)	—	—	—	—	—

Net Pending Trades—Pooled Separate accounts (payable)	23,909	—	—	—	(17,443)	8,210	77,889

Net Pending Trades— Investment contracts	11,626	—	—	11,626	—	—	—

Contributions receivable from Employer companies	1,710,548	1,710,548	—	—	—	—	—

Net assets available for Plan benefits	$174,704,305	$82,575,093	$—	$12,887,342	$12,937,018	$9,962,831	$9,128,491

	INVESTMENT OPTIONS

December 31, 2001	7	8	9	10	11	12	13

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	1,666,926	12,164,614	1,517,828	1,239,344	9,168,408	3,940,189	4,401,717

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	—

Total investments	1,666,926	12,164,614	1,517,828	1,239,344	9,168,408	3,940,189	4,401,717

Accrued interest receivable	—	—	—	—	—	—	—

Cash and invested cash (deficit)	—	—	—	—	—	—	—

Net Pending Trades—Pooled Separate accounts (payable)	427	(7,318)	(48,396)	858	(14,245)	(8,721)	7,572

Net Pending Trades— Investment contracts	—	—	—	—	—	—	—

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$1,667,353	$12,157,296	$1,469,432	$1,240,202	$9,154,163	$3,931,468	$4,409,289

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

The detail of the net assets available for plan benefits by investment option is as follows:

	INVESTMENT OPTIONS

December 31, 2001	14	15	16	17	18	19	20

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	145,301	365,493	447,256	1,714,089	1,236,279	—	935,769

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	—

Total investments	145,301	365,493	447,256	1,714,089	1,236,279	—	935,769

Accrued interest receivable	—	—	—	—	—	—	—

Cash and invested cash (deficit)	—	—	—	—	—	—	—

Net Pending Trades—Pooled Separate accounts (payable)	37	95	(3,659)	632	534	—	441

Net Pending Trades— Investment Contracts	—	—	—	—	—	—	—

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$145,338	$365,588	443,597	$1,714,721	$1,236,813	$—	$936,210

	INVESTMENT OPTIONS

December 31, 2001	21	22	23	24	25	26	Loans

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	216,531		1,711,447		1,078,517	439,482	—

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	4,853,048

Total investments	216,531	—	1,711,447	—	1,078,517	439,482	4,853,048

Accrued interest receivable	—	—	—	—	—	—	—

Cash and invested cash (deficit)	—	—	—	—	—	—	16,039

Net Pending Trades—Pooled Separate accounts (payable)	(3,831)	—	628	—	10,697	19,502	—

Net Pending Trades— Investment Contracts	—	—	—	—	—	—	—

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$212,700	$—	$1,712,075	$—	$1,089,214	$458,984	$4,869,087

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. Investment Options

The detail of the net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

December 31, 2000	Total	1	2	3	4	5	6

Assets

Investments:

Common stock	$78,539,365	$78,539,365	$—	$—	$—	$—	$—

Short-term investment fund	2,234,371	2,234,371	—	—	—	—	—

Pooled separate accounts	91,271,829	—	497,171	—	16,246,966	15,885,307	6,634,221

Investment contracts	13,019,228	—	—	13,019,228	—	—	—

Participant loans	5,623,043	—	—	—	—	—	—

Total investments	190,687,836	80,773,736	497,171	13,019,228	16,246,966	15,885,307	6,634,221

Cash and invested cash (deficit)	(200,272)	10,751	(1,273)	(3,976)	(25,470)	(34,313)	(55,962)

Contributions receivable from Employer companies	10,433,284	10,433,284	—	—	—	—	—

Net assets available for Plan benefits	$200,920,848	$91,217,771	$495,898	$13,015,252	$16,221,496	$15,850,994	$6,578,259

	INVESTMENT OPTIONS

December 31, 2000	7	8	9	10	11	12	13

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	1,051,874	16,792,278	1,749,030	1,464,393	12,198,448	4,200,255	5,664,549

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	—

Total investments	1,051,874	16,792,278	1,749,030	1,464,393	12,198,448	4,200,255	5,664,549

Cash and invested cash (deficit)	(3,080)	(36,258)	(4,226)	(9,880)	(28,955)	(17,589)	(16,039)

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$1,048,794	$16,756,020	$1,744,804	$1,454,513	$12,169,493	$4,182,666	$5,648,510

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. Investment Options (continued)

The detail of the net assets available for plan benefits by investment option is as follows:

	INVESTMENT OPTIONS

December 31, 2000	14	15	16	17	18	19	20

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	90,099	63,818	136,781	631,141	842,492	2,722,037	440,072

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	—

Total investments	90,099	63,818	136,781	631,141	842,492	2,722,037	440,072

Cash and invested cash (deficit)	(25)	(922)	41,912	(1,212)	(1,141)	(7,930)	(1,610)

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$90,074	$62,896	$178,693	$629,929	$841,351	$2,714,107	$438,462

			INVESTMENT OPTIONS

December 31, 2000	21	22	23	24	25	26	Loans

Assets

Investments:

Common stock	$—	$—	$—	$—	$—	$—	$—

Short-term investment fund	—	—	—	—	—	—	—

Pooled separate accounts	57,667	682,160	1,756,326	34,537	1,247,036	183,171

Investment contracts	—	—	—	—	—	—	—

Participant loans	—	—	—	—	—	—	5,623,043

Total investments	57,667	682,160	1,756,326	34,537	1,247,036	183,171	5,623,043

Cash and invested cash (deficit)	(228)	(1,780)	(3,825)	6,335	(3,329)	(247)

Contributions receivable from Employer companies	—	—	—	—	—	—	—

Net assets available for Plan benefits	$57,439	$680,380	$1,752,501	$40,872	$1,243,707	$182,924	$5,623,043

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

The detail of the changes in net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

December 31, 2001	Total	1	2	3	4	5	6

Investment income:

Cash dividends	$2,023,000	$2,023,000	$—	$—	$—	$—	$—

Interest	1,303,629	89,904	—	787,654	—	—	—

Total Investment Income	3,326,629	2,112,904	—	787,654	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	4,871,991	4,871,991

Pooled separate accounts	(626,764)	—	61,275	—	354,102	224,511	304,907

Total net realized gains (losses)	4,245,227	4,871,991	61,275	—	354,102	224,511	304,907

Net unrealized (depreciation) appreciation of investments	(16,443,315)	(2,749,982)	(21,748)	—	(2,117,826)	(5,306,791)	516

Contributions:

Participant	6,244,407	1,055,952	12,393	95,881	770,119	752,272	206,641

Employer companies	1,756,656	27,185	4,067	43,402	240,235	252,222	62,199

Total contributions	8,001,063	1,083,137	16,460	139,283	1,010,354	1,004,494	268,840

Transfers to affiliated plans	(9,410,752)	(3,675,051)	(40,612)	(497,724)	(727,398)	(670,943)	(223,492)

Distributions to participants	(15,811,537)	(5,845,392)	(88,418)	(2,923,298)	(981,409)	(518,143)	(1,469,290)

Administrative expenses	(123,858)	(70,863)	(397)	(6,371)	(7,074)	(5,854)	(3,826)

Net transfers	—	(4,369,422)	(422,458)	2,372,546	(815,227)	(615,437)	3,672,577

Net (decrease) increase in net assets available for plan benefits	(26,216,543)	(8,642,678)	(495,898)	(127,910)	(3,284,478)	(5,888,163)	2,550,232

Net assets available for plan benefits at beginning of the year	200,920,848	91,217,771	495,898	13,015,252	16,221,496	15,850,994	6,578,259

Net assets available for plan benefits at end of the year	$174,704,305	$82,575,093	$—	$12,887,342	$12,937,018	$9,962,831	$9,128,491

			INVESTMENT OPTIONS

December 31, 2001	7	8	9	10	11	12	13

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	—	—	—	—

Total investment income	—	—	—	—	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	116,662	250,685	46,477	42,824	(2,923)	(65,907)	40,057

Total net realized gains (losses)	116,662	250,685	46,477	42,824	(2,923)	(65,907)	40,057

Net unrealized (depreciation) appreciation of investments	(16,207)	(3,665,314)	(123,273)	(69,808)	(1,848,079)	(150,404)	(574,247)

Contributions:

Participant	38,913	908,465	117,925	109,375	702,292	402,758	405,485

Employer companies	16,363	290,363	42,068	36,629	230,822	134,079	148,130

Total contributions	55,276	1,198,828	159,993	146,004	933,114	536,837	553,615

Transfers to affiliated plans	(208,189)	(929,925)	(232,278)	(172,201)	(789,746)	(434,893)	(406,531)

Distributions to participants	(68,786)	(802,781)	(192,777)	(88,585)	(754,491)	(211,619)	(455,896)

Administrative expenses	(816)	(6,958)	(1,099)	(1,151)	(5,192)	(2,752)	(2,566)

Net transfers	740,619	(643,259)	67,585	(71,394)	(548,013)	77,540	(393,653)

Net (decrease) increase in net assets available for plan benefits	618,559	(4,598,724)	(275,372)	(214,311)	(3,015,330)	(251,198)	(1,239,221)

Net assets available for plan benefits at beginning of the year	1,048,794	16,756,020	1,744,804	1,454,513	12,169,493	4,182,666	5,648,510

Net assets available for plan benefits at end of the year	$1,667,353	$12,157,296	$1,469,432	$1,240,202	$9,154,163	$3,931,468	$4,409,289

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

The detail of the changes in net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

December 31, 2001	14	15	16	17	18	19	20

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	—	—	—	—

Total investment income	—	—	—	—	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	720	(3,140)	(4,009)	(109,182)	(42,165)	(1,011,529)	(139,152)

Total net realized gains (losses)	720	(3,140)	(4,009)	(109,182)	(42,165)	(1,011,529)	(139,152)

Net unrealized (depreciation) appreciation of investments	2,544	(4,792)	(10,947)	34,842	(59,897)	503,683	(47,917)

Contributions:

Participant	1,100	19,331	33,873	59,804	62,774	134,421	56,738

Employer companies	681	5,682	12,820	20,840	22,644	41,892	21,007

Total contributions	1,781	25,013	46,693	80,644	85,418	176,313	77,745

Transfers to affiliated plans	(25)	(1,426)	(25,301)	(41,834)	(17,327)	(139,891)	(11,507)

Distributions to participants	(39,749)	1,742	2,731	(15,547)	(3,498)	(32,330)	(16,536)

Administrative expenses	(298)	(406)	(386)	(856)	(906)	(1,357)	(947)

Net transfers	90,291	285,701	256,123	1,136,725	433,837	(2,208,996)	636,062

Net increase (decrease) in net assets available for plan benefits	55,264	302,692	264,904	1,084,792	395,462	(2,714,107)	497,748

Net assets available for plan benefits at beginning of the year	90,074	62,896	178,693	629,929	841,351	2,714,107	438,462

Net assets available for plan benefits at end of the year	$145,338	$365,588	$443,597	$1,714,721	$1,236,81	$—	$936,210

			INVESTMENT OPTIONS

December 31, 2001	21	22	23	24	25	26	Loans

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	(6,360)	—	—	432,431

Total investment income	—	—	—	(6,360)	—	—	432,431

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	(13,459)	(197,258)	(118,617)	607	(326,130)	(36,120)	—

Total net realized gains (losses)	(13,459)	(197,258)	(118,617)	607	(326,130)	(36,120)	—

Net unrealized (depreciation) appreciation of investments	3,031	68,423	(298,808)	(2,646)	(22,552)	34,884	—

Contributions:

Participant	3,897	39,263	150,588	232	87,390	16,525	—

Employer companies	1,233	12,809	51,368	41	31,001	6,874	—

Total contributions	5,130	52,072	201,956	273	118,391	23,399	—

Transfers to affiliated plans	5,818	(38,094)	(45,433)	(24)	(68,466)	(18,259)	—

Distributions to participants	1,602	(29,011)	(21,102)	—	(42,123)	(30,444)	(1,186,387)

Administrative expenses	(341)	(465)	(1,388)	(160)	(968)	(461)	—

Net transfers	153,480	(536,047)	242,966	(32,562)	187,355	303,061	—

Net increase (decrease) in net assets available for plan benefits	155,261	(680,380)	(40,426)	(40,872)	(154,493)	276,060	(753,956)

Net assets available for plan benefits at beginning of the year	57,439	680,380	1,752,501	40,872	1,243,707	182,924	5,623,043

Net assets available for plan benefits at end of the year	$212,700	$—	$1,712,075	$—	$1,089,214	$458,984	$4,869,087

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. Investment Options (continued)

The detail of the changes in net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

December 31, 2000	Total	1	2	3	4	5	6

Investment income:

Cash dividends	$2,028,687	$2,028,687	$—	$—	$—	$—	$—

Interest	1,433,454	134,262	—	793,109	—	—	—

Total investment income	3,462,141	2,162,949	—	793,109	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	5,437,923	5,437,923

Pooled separate accounts	5,757,246	—	21,541	—	1,303,926	1,517,830	403,353

Total net realized gains (losses)	11,195,169	5,437,923	21,541	—	1,303,926	1,517,830	403,353

Net unrealized appreciation (depreciation) of investments	(1,757,421)	10,023,056	18,507	—	(3,249,854)	(1,799,375)	(18,078)

Contributions:

Participant	9,893,688	1,511,764	39,707	244,302	1,196,948	1,241,026	152,159

Employer companies	11,852,039	11,852,039	—	—	—	—	—

Total contributions	21,745,727	13,363,803	39,707	244,302	1,196,948	1,241,026	152,159

Distributions to participants	(11,536,259)	(3,357,209)	(76,775)	(1,195,735)	(796,650)	(1,258,902)	(1,042,476)

Administrative expenses	(96,034)	(44,287)	(592)	(6,345)	(8,769)	(7,541)	(2,857)

Net transfers	—	(7,237,104)	(44,949)	444,358	(2,931,896)	358,594	(841,175)

Net increase (decrease) in net assets available for plan benefits	23,013,323	20,349,131	(42,561)	279,689	(4,486,295)	51,632	(1,349,074)

Net assets available for plan benefits at beginning of the year	177,907,525	70,868,640	538,459	12,735,563	20,707,791	15,799,362	7,927,333

Net assets available for plan benefits at end of the year	$200,920,848	$91,217,771	$495,898	$13,015,252	$16,221,496	$15,850,994	$6,578,259

			INVESTMENT OPTIONS

December 31, 2000	7	8	9	10	11	12	13

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	—	—	—	—

Total investment income	—	—	—	—	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	14,713	1,229,294	86,997	44,150	1,236,329	(76,604)	128,917

Total net realized gains (losses)	14,713	1,229,294	86,997	44,150	1,236,329	(76,604)	128,917

Net unrealized appreciation (depreciation) of investments	68,411	(2,940,788)	(82,209)	(9,815)	2,207,548	205,129	(102,201)

Contributions:

Participant	120,709	1,590,112	280,168	272,153	1,226,453	759,178	822,253

Employer companies	—	—	—	—	—	—	—

Total contributions	120,709	1,590,112	280,168	272,153	1,226,453	759,178	822,253

Distributions to participants	(109,399)	(1,106,048)	(89,111)	(87,665)	(854,425)	(266,771)	(313,815)

Administrative expenses	(899)	(8,594)	(1,546)	(1,476)	(6,810)	(3,161)	(2,735)

Net transfers	(128,786)	210,802	(330,310)	42,184	2,301,309	(878,467)	(1,038,552)

Net increase (decrease) in net assets available for plan benefits	(35,251)	(1,025,222)	(136,011)	259,531	1,695,308	(670,954)	(506,133)

Net assets available for plan benefits at beginning of the year	1,084,045	17,781,242	1,880,815	1,194,982	10,474,185	4,853,620	6,154,643

Net assets available for plan benefits at end of the year	$1,048,794	$16,756,020	$1,744,804	$1,454,513	$12,169,493	$4,182,666	$5,648,510

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. Investment Options (continued)

The detail of the changes in net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

December 31, 2000	14	15	16	17	18	19	20

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	—	—	—	—

Total investment income	—	—	—	—	—	—	—

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	—	(641)	3,711	(6,703)	(781)	(124,440)	(916)

Total net realized gains (losses)	—	(641)	3,711	(6,703)	(781)	(124,440)	(916)

Net unrealized appreciation (depreciation) of investments	641	(2,725)	6,149	(58,855)	(43,355)	(503,683)	7,009

Contributions:

Participant	—	1,895	7,643	43,218	27,731	109,244	20,373

Employer companies	—	—	—	—	—	—	—

Total contributions	—	1,895	7,643	43,218	27,731	109,244	20,373

Distributions to participants	—	(7,718)	(17,167)	(16,541)	(37,075)	(13,546)	(16,738)

Administrative expenses	(3)	(2)	(6)	(73)	(79)	(102)	(15)

Net transfers	89,436	72,087	178,363	668,883	894,910	3,246,634	428,749

Net increase (decrease) in net assets available for plan benefits	90,074	62,896	178,693	629,929	841,351	2,714,107	438,462

Net assets available for plan benefits at beginning of the year	—	—	—	—	—	—	—

Net assets available for plan benefits at end of the year	$90,074	$62,896	$178,693	$629,929	$841,351	$2,714,107	$438,462

			INVESTMENT OPTIONS

December 31, 2000	21	22	23	24	25	26	Loans

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	6,360	—	—	499,723

Total investment income	—	—	—	6,360	—	—	499,723

Net realized gain (loss) on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—

Pooled separate accounts	43	(4,893)	(4,698)	—	(7,822)	(6,060)	—

Total net realized gains (losses)	43	(4,893)	(4,698)	—	(7,822)	(6,060)	—

Net unrealized appreciation (depreciation) of investments	(5,227)	(68,423)	(346,155)	2,646	(236,130)	(4,290)	—

Contributions:

Participant	1,674	25,525	105,254	5,905	59,534	28,760	—

Employer companies	—	—	—	—	—	—	—

Total contributions	1,674	25,525	105,254	5,905	59,534	28,760	—

Distributions to participants	(17,705)	2,907	(3,953)	(4)	(64,585)	(5,628)	(783,525)

Administrative expenses	(3)	(24)	(63)	(1)	(44)	(7)	—

Net transfers	78,657	725,288	2,002,116	25,966	1,492,754	170,149	—

Net increase (decrease) in net assets available for plan benefits	57,439	680,380	1,752,501	40,872	1,243,707	182,924	(283,802)

Net assets available for plan benefits at beginning of the year	—	—	—	—	—	—	5,906,845

Net assets available for plan benefits at end of the year	$57,439	$680,380	$1,752,501	$40,872	$1,243,707	$182,924	$5,623,043

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

The detail of the changes in net assets available for plan benefits by investment option is as follows:

			INVESTMENT OPTIONS

DECEMBER 31, 1999	TOTAL	1	2	3	4	5	6

Investment income:

Cash dividends	$1,687,397	$1,687,397	$—	$—	$—	$—	$—

Interest	1,320,538	122,244	—	702,338	—	—	—

Total investment income	3,007,935	1,809,641	—	702,338	—	—	—

Net realized gain on sale, distribution and forfeitures of investments:

Common stock	6,821,567	6,821,567	—	—	—	—	—

Pooled separate accounts	5,564,689	—	20,165	—	1,497,091	818,413	163,220

Total realized gains	12,386,256	6,821,567	20,165	—	1,497,091	818,413	163,220

Net unrealized appreciation (depreciation) of investments	3,941,598	(8,408,405)	(28,592)	—	2,176,065	4,156,004	127,526

Contributions:

Participant	12,044,177	2,084,402	132,500	1,157,823	1,619,112	1,201,052	498,500

Employer companies	5,829,738	5,829,738	—	—	—	—	—

Total contributions	17,873,915	7,914,140	132,500	1,157,823	1,619,112	1,201,052	498,500

Distributions to participants	(14,645,718)	(5,762,669)	(4,136)	(1,726,040)	(1,715,157)	(766,649)	(1,592,075)

Administrative expenses	(107,948)	(56,208)	(900)	(7,433)	(11,663)	(5,686)	(3,844)

Net transfers	—	(2,580,629)	(407,301)	527,836	(1,167,320)	(1,108,414)	5,088,828

Net increase (decrease) in net assets available for plan benefits	22,456,038	(262,563)	(288,264)	654,524	2,398,128	4,294,720	4,282,155

Net assets available for plan benefits at beginning of the year	155,451,487	71,131,203	826,723	12,081,039	18,309,663	11,504,642	3,645,178

Net assets available for plan benefits at end of the year	$177,907,525	$70,868,640	$538,459	$12,735,563	$20,707,791	$15,799,362	$7,927,333

DECEMBER 31, 1999	7	8	9	10	11	12	13	Loans

Investment income:

Cash dividends	$—	$—	$—	$—	$—	$—	$—	$—

Interest	—	—	—	—	—	—	—	495,956

Total investment income	—	—	—	—	—	—	—	495,956

Net realized gain on sale, distribution and forfeitures of investments:

Common stock	—	—	—	—	—	—	—	—

Pooled separate accounts	33,722	1,280,657	112,210	37,978	1,137,622	408,417	55,194	—

Total realized gains	33,722	1,280,657	112,210	37,978	1,137,622	408,417	55,194	—

Net unrealized appreciation (depreciation) of investments	(79,529)	2,774,181	138,663	(16,792)	3,006,593	(613,836)	709,720	—

Contributions:

Participant	139,297	1,660,156	341,374	329,419	987,954	998,707	893,881	—

Employer companies	—	—	—	—	—	—	—	—

Total contributions	139,297	1,660,156	341,374	329,419	987,954	998,707	893,881	—

Distributions to participants	(118,134)	(1,368,682)	(243,086)	(140,694)	(424,605)	(683,191)	(303,898)	203,298

Administrative expenses	(1,507)	(7,608)	(1,833)	(2,055)	(3,047)	(3,299)	(2,865)	—

Net transfers	(122,299)	238,065	133,951	(293,115)	645,436	(500,655)	(454,408)	25

Net increase (decrease) in net assets available for plan benefits	(148,450)	4,576,769	481,279	(85,259)	5,349,953	(393,857)	897,624	699,279

Net assets available for plan benefits at beginning of the year	1,232,495	13,204,473	1,399,536	1,280,241	5,124,232	5,247,477	5,257,019	5,207,566

Net assets available for plan benefits at end of the year	$1,084,045	$17,781,242	$1,880,815	$1,194,982	$10,474,185	$4,853,620	$6,154,643	$5,906,845

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

Information with respect to investment options as follows:

Option	Description of Investment Option

1	LNC Common Stock Fund, which invests exclusively in the stock of LNC. However, some funds may be invested in the Wells Fargo Bank Short-Term Investment Fund until the LNC stock can be purchased.

2	Government Bond Fund (SA#26), which invests primarily in fixed income securities backed by the United States government that will mature in 3 to 5 years.

3	Guaranteed Fund, which invests primarily in high-quality bonds and mortgages. The account’s balances are backed by the general assets of Lincoln Life.

4	Core Equity Fund (SA#11), which invests primarily in large capitalization stocks of well-established companies.

5	Medium Capitalization Equity Fund (SA#17), which invests primarily in medium-sized companies.

6	Short-Term Fund (SA#14), which invests in high quality money market securities that include commercial paper, bankers acceptances, certificates of deposit, loan participation and short-term U.S. government debt.

7	Government/Corporate Bond Fund (SA#12), which invests primarily in U.S. government and high-quality corporate bonds and securities.

8	Large Capitalization Equity Fund (SA#23), which invests primarily in high-risk common stocks which have the potential for a significant appreciation in value within 18 months from the date of purchase.

9	Balanced Fund (SA#21), which invests in three different asset classes:

stocks, bonds and money market instruments, which provides growth through the stock portion and reduced risk through the bond and money market portion.

10	High Yield Bond Fund (SA#20), which invests primarily in below-investment-grade bonds, providing higher rates of return to compensate higher risk.

11	Small Capitalization Equity Fund (SA#24), which invests primarily in the stock of new, rapid growth companies.

12	Value Equity Fund (SA#28), which invests primarily in large capitalization stocks of undervalued companies that are industry leaders.

13	International Equity Fund (SA#22), which invests primarily in stocks of non-United States companies.

14	Conservative Balanced Account (SA#30), which invests in three different asset classes with a bias towards fixed-income investments and some equity exposure. The emphasis is on maximum long-term return.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

4. INVESTMENT OPTIONS (CONTINUED)

15	Aggressive Balanced Fund (SA#32), which invests in three different asset classes with a bias towards equities. The emphasis is on maximum long-term total return.

16	Delaware Growth and Income Fund (SA#61), which invests in large-capitalization/value securities and seeks to provide high returns with reduced risk over the long term.

17	Deutsche VIT Equity 500 Index Fund (formerly Equity 500 Index Fund) (SA#27), which invests in large cap/blend equities and seeks to provide maximum long-term total return.

18	Fidelity VIP Contrafund (SA#35), which seeks diversified capital appreciation by investing in VIP II Contrafund Portfolio.

19	Janus Fund (SA#42), which seeks to provide long-term growth of capital in a manner consistent with preservation of capital by investing in the Janus Fund which has an emphasis on large-cap/growth securities.

20	Neuberger Berman AMT Regency Fund (formerly Mid-Cap Value Fund) (SA#38), which seeks capital growth by investing in AMT Partners Portfolio which has an aggressive growth investment style.

21	Social Awareness Fund (SA#33), which seeks capital growth and social responsibility by investing in the Social Awareness Portfolio.

22	T. Rowe Price International Equity Fund (SA#45), which seeks to provide long-term growth of capital by investing in non-U.S. large cap/growth and value-blend securities.

23	Janus Aspen Series Worldwide Growth Fund (formerly Global Growth fund) (SA#34), which seeks long-term growth of capital by investing in the Janus Aspen Series Worldwide Growth Portfolio.

24	Delaware Global Bond Fund (SA#60), which seeks to provide high total return with reduced risk over the long-term by investments in high-quality global fixed income/intermediate-term maturities.

25	Neuberger Berman Mid-Cap Growth Fund (formerly Mid-Cap Growth Equity Fund) (SA#37), which seeks growth of capital by investing in the AMT Mid-Cap Growth Portfolio.

26	Deutsche VIT Small Cap Index Fund (SA#36), which seeks to reflect Russell 2000 performance by investing in the Small Cap Index Portfolio.

The fair value of LNC common stock in the LNC Common Stock Fund not subject to participant direction was $19,373,868 and $13,458,714 at December 31, 2001 and 2000, respectively.

The information as to the number of participants selecting each investment option is not readily available. Beginning January 1, 1994, the Plan began offering investment options 9 through 13 noted above to participants. During 2000, the Plan also began offering investment options 14 through 26. Investment options 2 and 4 through 26 are invested in pooled separate accounts of Lincoln Life through a group annuity contract issued by Lincoln Life.

Interest charged on new loans to participants is established monthly based upon the prime rate plus 1%. Loans may be repaid over any period selected by the participant up to a maximum repayment period of 5 years except that the maximum repayment period may be 20 years for the purchase of a principal residence.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Notes to Financial Statements (continued)

5. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated February 9, 1995, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the “Code”) and, therefore, the related trust is exempt from taxation. However, subsequent to the issuance of the favorable determination letter, the Plan was amended. Once qualified, the Plan, as amended, is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan, as amended, is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

6. TAX IMPLICATIONS TO PARTICIPANTS

There are no income tax consequences to participants arising from their pre-tax contributions, the Employer’s contributions, and income earned in the Plan until actual distribution or withdrawal from the Plan. The tax basis of securities distributed to the participant is provided by the Lincoln National Corporation Benefits Investment Committee.

7. TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan has investments in common stock of LNC and in pooled separate accounts and investment contracts with Lincoln Life. Lincoln Life charges the Plan for certain administrative expenses including trustee and audit fees. Total administrative expenses charged were $ 123,858, $96,034 and $107,948 in 2001, 2000 and 1999, respectively.

8. CONCENTRATIONS OF CREDIT RISKS

The Plan has investments in common stock of LNC, pooled separate accounts, and unallocated investment contracts with Lincoln Life of $79,310,536, $74,348,874 and $12,875,716 respectively, at December 31, 2001 (45.5%, 42.7% and 7.4% of net assets, respectively). LNC and Lincoln Life operate predominately in the insurance and investment management industries.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Plan Number: 006
EIN: 35-0472300

Schedule H, Line 4i—Schedule of Assets (Held At End of Year)

December 31, 2001

(b)	(c)	(d)	(e)
	Description of Investment
	Including Maturity Date
Identity of Issue, Borrower,	Rate of Interest,		Current
Lessor or Similar Party	Par or Maturity Value	Cost	Value

* Common stock fund:

Lincoln National Corporation common stock	1,632,912 shares	$49,395,098	$79,310,536

Wells Fargo Bank Short-Term Investment Fund	1,550,053 par value	1,550,053	1,550,053

		$50,945,151	80,860,589

*Pooled separate accounts—

The Lincoln National Life Insurance

Company Separate Accounts:

Core Equity Fund	1,042,478.322 participation units	**	12,954,461

Medium Capitalization Equity Fund	850,458.860 participation units	**	9,954,621

Short-Term Fund	2,539,094.322 participation units	**	9,050,602

Government/Corporate Bond Fund	240,565.401 participation units	**	1,666,926

Large Capitalization Equity Fund	1,312,128.741 participation units	**	12,164,614

Balanced Fund	232,236.514 participation units	**	1,517,828

High Yield Bond Fund	488,623.323 participation units	**	1,239,344

Small Capitalization Equity Fund	1,437,032.033 participation units	**	9,168,408

Value Equity Fund	1,852,637.180 participation units	**	3,940,189

International Equity Fund	790,992.900 participation units	**	4,401,718

Conservative Balanced Fund	82,609.176 participation units	**	145,301

Aggressive Balanced Fund	185,944.483 participation units	**	365,492

Delaware Growth and Income Fund	281,949.398 participation units	**	447,256

Deutsche VIT Equity 500 Index Fund	1,865,979.358 participation units	**	1,714,089

Fidelity VIP Contrafund	1,320,387.520 participation units	**	1,236,279

Neuberger-Berm AMT Regency Fund	970,815.564 participation units	**	935,769

Social Awareness Fund	234,290.682 participation units	**	216,531

Janus Aspen Worldwide Growth Fund	1,822,238.647 participation units	**	1,711,447

Neuberger Mid-Cap Growth Fund	1,056,334.289 participation units	**	1,078,517

Deutsche VIT Small Cap Index Fund	384,835.126 participation units	**	439,482

			74,348,874

*Investment contracts—

The Lincoln National Life

Insurance Company (Guaranteed Fund)	5.50% interest rate	**	12,875,716

Participant loans	Various loans at

	interest rates

	varying from

	6.0% to 11%.

			4,853,048

			$172,938,227

*	Indicates party-in-interest to the Plan.

**	Indicates a participant-directed fund. The cost disclosure is not required.

The Lincoln National Life Insurance Company
Agents’ Savings and Profit-Sharing Plan

Plan Number: 006
EIN: 35-0472300

Schedule H, Line 4j—Schedule of Reportable Transactions

Year ended December 31, 2001

(a)	(b)	(c)	(d)	(g)	(h)	(i)
					Current Value
					of Assets on	Net
Identity of		Purchase	Selling	Cost of	Transaction	Gain
Party Involved	Description of Assets	Price	Price	Assets	Date	(Loss)

Category (iii)—Series of transactions in excess of 5 percent of Plan assets.

Wells Fargo Bank	Lincoln National Corporation

	shares of common stock:

	Purchases	$9,519,235	$—	$9,519,235	$9,519,235	$—

	Sales	—	9,580,174	5,998,083	9,580,174	3,582,092

Wells Fargo Bank	Wells Fargo Bank Short-Term

	Investment Fund:

	Purchases	31,638,816	—	31,638,816	31,638,816	—

	Sales	—	32,323,132	32,323,132	32,323,132	—

Note: Columns (e) and (f), and categories (i), (ii) and (iv) are not applicable.

FORM S-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

Reference is hereby made to Item 14 of Form S-3, “Other Expenses of Issuance and Distribution.”

Item 14.      Indemnification of Directors and Officers

Pursuant to Indiana law (IND. CODE ANN. Sec. 23-1-37-1 et seq. (Burns, 1994)), as amended from time to time, and to the respective by-laws of LNC and the Company, present and former directors, officers, or employees of LNC and the Company will be indemnified by their respective corporations against liability incurred in their capacities as directors, officers, or employees, or arising from their status as such.

Further, as permitted by IND. CODE ANN. Sec. 23-1-37-14 (Burns 1994), as amended from time to time, and the by-laws, LNC and LNL have purchased insurance designed to protect and indemnify their officers, directors, and employees in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against them by reason of any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty while acting in their respective capacities as directors, officers, employees or agents of the Company.

Item 15.      Recent Sales of Unregistered Securities

Not Applicable.

Item 16.      Exhibits and Financial Statement Schedules

a) The exhibits furnished with this Registration Statement are listed on page II-5.

b) All schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions, are inapplicable, or the required information has been included in the financial statements, and therefore has been omitted.

Item 17.      Undertakings

(a)  The undersigned registrant undertakes — (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

Set forth below are estimates of all additional expenses incurred or to be incurred by the Issuer paid in calendar year 1997, in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commission.

Registration fees	$-0-

Printing and engraving	200

Legal fees	-0-

Accounting fees	31,900

State blue sky fees and expenses	-0-

Miscellaneous	-0-

TOTAL	$32,100

The Registrant paid in 1997 an annual premium of approximately $970,340 (for itself and all subsidiaries) in respect of directors’ and officers’ liability insurance, which would cover, among other things, certain claims made against its directors and officers including claims arising under the Securities Act of 1933, as amended.

Item 15.      Indemnification of Directors and Officers

Pursuant to Indiana law (IND. CODE ANN. Sec. 23-1-37-1 et seq. (Burns 1994)), as amended from time to time and to the respective By-Laws of LNC and the Company, present and former directors, officers, or employees of LNC and the Company will be indemnified by their respective corporations against liability incurred in their capacities as directors, officers, or employees, or arising from their status as such.

Further, as permitted by IND. CODE ANN. Sec. 23-1-37-14 (Burns 1994) as amended from time to time, and the By-Laws, LNC and LNL have purchased insurance designed to protect and indemnify their officers, directors, or employees in the event they are required to pay any amounts arising from certain civil claims, including claims under the Securities Act of 1933, which might be made against them by reason of any actual or alleged act, error, omission, misstatement, misleading statement, neglect or breach of duty while acting in their respective capacities as directors, officers, employees or agents of the Company.

Item 16.      Exhibits

The exhibits furnished with this Registration Statement are listed on page II-5.

Item 17.      Undertakings

(a)	The undersigned registrant undertakes — (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES-REGISTRANT

Lincoln National Corporation (“Registrant”) — Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on April 19, 2002.

LINCOLN NATIONAL CORPORATION /S/ JON A. BOSCIA Jon A. Boscia Chairman and CEO, Lincoln National Corporation

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON A. BOSCIA (Jon A. Boscia)	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	4/19/02

/S/ CASEY J. TRUMBLE (Casey J. Trumble)	Second Vice President & (Principal Accounting Officer)	4/19/02

/S/ RICHARD C. VAUGHAN (Richard C. Vaughan)	Executive Vice President (Principal Financial Officer)	4/19/02

/S/ J. PATRICK BARRETT (J. Patrick Barrett)	Director	4/19/02

/S/ Jenne K. Britell (Jenne K. Britell)	Director	4/19/02

/S/ ** (Thomas D. Bell, Jr.)	Director	4/19/02

/S/ JOHN G. DROSDICK (John G. Drosdick)	Director	4/19/02

/S/ ERIC G. JOHNSON (Eric G. Johnson)	Director	4/19/02

/S/ * (M. Leanne Lachman)	Director	4/19/02

/S/ Michael F. Mee (Michael F. Mee)	Director	4/19/02

/S/ ** (John M. Pietruski)	Director	4/19/02

/S/ RON J. PONDER (Ronald J. Ponder)	Director	4/19/02

/S/ * (Jill S. Ruckelshaus)	Director	4/19/02

/S/ Glenn F. Tilton (Glenn F. Tilton)	Director	4/19/02

/S/ ** (Gilbert R. Whitaker, Jr.)	Director	4/19/02

*/S/    JOHN L. STEINKAMP

John L. Steinkamp pursuant to a Power of Attorney filed with the original Registration Statement, effective April 30, 1986.

**/S/    JOHN L. STEINKAMP

John L. Steinkamp pursuant to a Power of Attorney Statement, filed with Post-Effective Amendment No. 5 to the registration statement, effective April 30, 1991.

POWER OF ATTORNEY

LET IT BE KNOWN that each officer or director of The Lincoln National Life Insurance Company whose signature appears in paragraph (b) under “SIGNATURES-REGISTRANT” below revokes all Powers of Attorney authorizing any person to act as his/her attorney-in-fact relative to The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan which were previously executed by him/her and appoints John L. Steinkamp, Dennis L. Schoff, and C. Suzanne Womack, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities to sign amendments and post-effective amendments to the Registration Statement of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan, and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

SIGNATURES-REGISTRANT

(a)  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-3 and S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on April 15, 2002.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: /S/ LORRY J. STENSRUD (Lorry J. Stensrud, Chief Executive Officer, Lincoln Annuities)

(b)  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LORRY J. STENSRUD (Lorry J. Stensrud)	Chief Executive Officer, Lincoln Annuities	4/19/02

/S/ JANET CHRZAN (Janet Chrzan)	Senior Vice President, Chief Financial Officer and Assistant Treasurer	4/19/02

/S/ CHARLES E. HALDEMAN, JR. (Charles E. Haldeman, Jr.)	Director	4/19/02

/S/ JON A. BOSCIA (Jon A. Boscia)	Director	4/19/02

/S/ JANET CHRZAN (Janet Chrzan)	Director	4/19/02

/S/ JOHN H. GOTTA John H. Gotta	Director	4/19/02

/S/ RICHARD C. VAUGHAN (Richard C. Vaughan)	Director	4/19/02

SIGNATURES-PLAN

The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan (“Plan”). Pursuant to the requirements of the Securities Act of 1933, the Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on April 19, 2002.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY AGENTS’ SAVINGS AND PROFIT-SHARING PLAN

By:/s/George E. Davis George E. Davis, Chairman, Lincoln National Corporation Benefits Committee

INDEX TO EXHIBITS

Exhibit No. 23 Description

Consent of Ernst & Young LLP, Independent Auditors